Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-297255, 333-297255-01, 333-297255-02, 333-297255-03 and 333-297255-04

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 11, 2026

Preliminary Prospectus Supplement

(To Prospectus dated July 2, 2026)

$

Aon North America, Inc.

Aon Global Holdings plc

$     % Senior Notes due 2029

$     % Senior Notes due 2031

$     % Senior Notes due 2033

$     % Senior Notes due 2036

$     % Senior Notes due 2038

$     % Senior Notes due 2046

$     % Senior Notes due 2056

with full and unconditional guarantees

as to payment of principal and interest by

Aon plc, Aon Corporation and

Aon Global Limited

Aon North America, Inc., a Delaware corporation (“ANA”), and Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales (“AGH”) (each, an “Issuer” and together, the “Issuers”) are offering $     aggregate principal amount of     % senior notes due 2029 (the “2029 Notes”), $     aggregate principal amount of     % senior notes due 2031 (the “2031 Notes”), $     aggregate principal amount of     % senior notes due 2033 (the “2033 Notes”), $     aggregate principal amount of     % senior notes due 2036 (the “2036 Notes”), $    aggregate principal amount of     % senior notes due 2038 (the “2038 Notes”), $     aggregate principal amount of     % senior notes due 2046 (the “2046 Notes” and, collectively with the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes and the 2038 Notes, the “USI Acquisition Notes”) and $     aggregate principal amount of     % senior notes due 2056 (the “2056 Notes” and, collectively with the USI Acquisition Notes, the “Notes”). The 2029 Notes will mature on     , 2029. The 2031 Notes will mature on     , 2031. The 2033 Notes will mature on     , 2033. The 2036 Notes will mature on     , 2036. The 2038 Notes will mature on     , 2038. The 2046 Notes will mature on     , 2046. The 2056 Notes will mature on     , 2056. Interest on the 2029 Notes will be payable on each      and     , commencing on     , 2027. Interest on the 2031 Notes will be payable on each      and     , commencing on     , 2027. Interest on the 2033 Notes will be payable on each      and     , commencing on     , 2027. Interest on the 2036 Notes will be payable on each      and     , commencing on     , 2027. Interest on the 2038 Notes will be payable on each      and     , commencing on     , 2027. Interest on the 2046 Notes will be payable on each      and     , commencing on     , 2027. Interest on the 2056 Notes will be payable on each      and     , commencing on     , 2027. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We intend to use the net proceeds from this offering of the Notes for general corporate purposes, including, together with the net proceeds of the Related Financing Transactions (as defined in this prospectus supplement) and, to the extent necessary, cash on hand or other sources of liquidity, to (i) pay the Cash Consideration (as defined in this prospectus supplement), (ii) effect the USI Debt Repayment (as defined in this prospectus supplement) and (iii) pay fees, premiums and expenses in connection with the foregoing. See “Use of Proceeds.” The closing of this offering is not conditioned upon the consummation of the USI Acquisition (as defined in this prospectus supplement), which, if consummated, will occur subsequent to the closing of this offering. In the event, however, that the USI Acquisition is not consummated on or before the earliest of (i) June 1, 2027 (subject to two extensions of up to three months each if certain regulatory approvals remain outstanding), (ii) the valid termination of the Merger Agreement (as defined in this prospectus supplement) (other than in connection with the consummation of the USI Acquisition) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee (as defined in this prospectus supplement) in writing thereof) that the USI Acquisition will not be consummated (any event described in clause (i), (ii) or (iii), a “Special Mandatory Redemption Event”), we will be required to redeem all of the outstanding USI Acquisition Notes (but not the 2056 Notes) at a redemption price equal to 101% of the aggregate principal amount of the USI Acquisition Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (the “Special Mandatory

Redemption Price”, and such redemption, a “Special Mandatory Redemption”). See “Description of the Securities—Special Mandatory Redemption.”

The Issuers may redeem the Notes of any series in whole or in part, at any time and from time to time at the redemption price for the applicable series set forth in this prospectus supplement under “Description of the Securities—Optional Redemption.”

The Issuers may also redeem all of the Notes of any series at a redemption price equal to 100% of the principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the redemption date in the event of certain changes in respect of withholding taxes applicable to the Guarantees, as described in this prospectus supplement under “Description of the Securities—Optional Tax Redemption.”

The Notes will be fully and unconditionally guaranteed, jointly and severally (the “Guarantees” and, together with the Notes, the “Securities”), by Aon plc, an Irish public limited company (“Aon plc”), Aon Corporation, a Delaware corporation (“Aon Corporation”) and Aon Global Limited, a private limited company incorporated under the laws of England and Wales (“AGL” and, together with Aon plc and Aon Corporation, the “Guarantors”). Each of the Issuers, Aon Corporation and AGL is an indirect wholly owned subsidiary of Aon plc.

The Notes and the Guarantees will rank pari passu in right of payment with all senior indebtedness of the Issuers and the Guarantors and will rank senior in right of payment to all of the Issuers’ and the Guarantors’ subordinated indebtedness. The Notes and the Guarantees will be effectively subordinated to each Issuer and each Guarantor’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes and the Guarantees will be structurally subordinated to all of the existing and future indebtedness and other liabilities of Aon plc’s subsidiaries that do not guarantee the Notes (other than the Issuers). See “Description of the Securities—Ranking.”

We intend to apply to list the Notes on the New York Stock Exchange.

Investing in the Securities involves a high degree of risk. See “Risk Factors” beginning on page S-15, as well as the risks set forth in our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks that should be considered in connection with an investment in the Notes.

Neither the SEC nor any state securities commission has approved or disapproved of the Securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public offering price		Underwriting discount		Proceeds to us (before expenses)
Per 2029 Note		%		%		%
Total for 2029 Notes	$		$		$
Per 2031 Note		%		%		%
Total for 2031 Notes	$		$		$
Per 2033 Note		%		%		%
Total for 2033 Notes	$		$		$
Per 2036 Note		%		%		%
Total for 2036 Notes	$		$		$
Per 2038 Note		%		%		%
Total for 2038 Notes	$		$		$
Per 2046 Note		%		%		%
Total for 2046 Notes	$		$		$
Per 2056 Note		%		%		%
Total for 2056 Notes	$		$		$
Total	$		$		$

Interest on the Notes of each series will accrue from  , 2026.

The underwriters expect to deliver the Securities for purchase on or about  , 2026, which is the   business day following the date of this prospectus supplement, in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV.

Joint Book-Running Managers

Citigroup	BofA Securities	HSBC

Morgan Stanley		Wells Fargo Securities

The date of this prospectus supplement is     , 2026.

Prospectus Supplement

Prospectus

S-i

Neither we nor the underwriters have authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to, the reliability of any other information that others may give you. No offer to sell these Securities is being made in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of the date of the document in which the information appears. Our business, financial condition, results of operations and prospects may have changed after any of such dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information.”

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Except as so modified or superseded, any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement. See “Where You Can Find More Information.”

Unless otherwise stated or the context otherwise requires, in this prospectus supplement we use the terms “Aon,” “we,” “us” or “our” to refer to Aon plc, together with its consolidated subsidiaries, including Aon Corporation, AGH, AGL, ANA and Cortlandt Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Aon plc (the “Merger Sub”), prior to the consummation of the USI Acquisition.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (as amended, the “EU Prospectus Regulation”) or any legislation, regulations or rules of Ireland or any other Member State of the European Economic Area (“EEA”) implementing the EU Prospectus Regulation, and has not been, and will not be, reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other Member State of the EEA for the purposes of the EU Prospectus Regulation. This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Securities in any Member State of the EEA will only be made to a legal entity which is a qualified investor under the EU Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of Securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of Securities other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making such instruments available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the UK Financial Conduct Authority’s Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (the “PRM”) made under the Public Offers and Admissions to Trading Regulations 2024 (the “POATR”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of securities in the United Kingdom will be made pursuant to an exception under the POATRs. This prospectus supplement, the accompanying prospectus and any related free writing prospectus are only addressed to and directed at persons in the United Kingdom that are “qualified investors” as defined in paragraph 15 of Schedule 1 to the POATRs.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) a retail client, as defined in point (8) of Article 2 of assimilated Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Securities offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein contain certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, all of which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent management’s expectations or forecasts of future events. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “positioned,” “intend,” “plan,” “potential,” “continue,” “target” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market, industry and geopolitical conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives, including the impacts of the Accelerating Aon United Program; the pending USI Acquisition; the outcome of contingencies; dividend and share repurchase policy; the expected impact of acquisitions, dispositions and other significant transactions or the termination thereof; litigation and regulatory matters; pension obligations; cash flow and liquidity; expected effective tax rate; expected foreign currency translation impacts; potential changes in laws or future actions by regulators; and the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors, which may be revised or supplemented in subsequent reports filed with the SEC, that could impact results include:

•	changes in the competitive environment, due to macroeconomic conditions or otherwise, or damage to our reputation;

•	fluctuations in currency exchange, interest or inflation rates that could impact our financial condition or results;

•	changes in global equity and fixed income markets that could affect the return on invested assets;

•	changes in the funded status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

•	the level of our debt and the terms thereof reducing our flexibility or increasing borrowing costs;

•	rating agency actions that could limit our access to capital and our competitive position;

•

our global tax rate being subject to a variety of different factors, including the application of the OECD’s Pillar Two tax regime by Ireland, the United Kingdom (“U.K.”), Singapore, and many European Union (“E.U.”) member states, among others, or other pending proposals in those and other countries, which could create volatility in that tax rate;

•	changes in our accounting estimates and assumptions on our financial statements;

•	limits on our subsidiaries’ ability to pay dividends or otherwise make payments to their respective parent entities;

•

the impact of legal proceedings and other contingencies, including those arising from acquisition or disposition transactions, errors and omissions and other claims against us (including proceedings and contingencies relating to transactions for which capital was arranged by Vesttoo Ltd.) or related to actions we may take in being responsible for making decisions on behalf of clients in our investment businesses or in other advisory services that we currently provide, or may provide in the future;

•	the impact of, and potential challenges in complying with, laws and regulations of the jurisdictions in which we operate, particularly given the global nature of our operations and the possibility of differing or conflicting laws and regulations, or the application or interpretation thereof, across such jurisdictions, including but not limited to in areas of cybersecurity, data privacy, and artificial intelligence;

•	the impact of any regulatory investigations brought in Ireland, the U.K., the United States (the “U.S.”) and other countries;

•

failure to protect intellectual property rights or allegations that we have infringed on the intellectual property rights of others; general economic and political conditions in the countries in which we do business around the world;

•	the failure to retain, attract and develop experienced and qualified personnel;

•	international risks associated with our global operations, including geopolitical conflicts, tariffs or changes in trade policies;

•	the effects of natural or human-caused disasters, including the effects of health pandemics and the impacts of climate-related events;

•

any system or network disruption or breach resulting in operational interruption or improper disclosure of confidential, personal or proprietary data, and resulting liabilities or damage to our reputation;

•	our ability to develop, implement, update and enhance new technology;

•	the actions taken by third parties that perform aspects of our business operations and client services;

•	our ability to continue, and the costs and risks associated with growing, developing and integrating acquired business, and entering into new lines of business or products;

•	our ability to secure regulatory approval and complete transactions, including the pending USI Acquisition, and the costs and risks associated with the failure to consummate proposed transactions;

•	changes in commercial property and casualty markets, commercial premium rates or methods of compensation;

•

our ability to develop and implement innovative growth strategies and initiatives intended to yield cost savings (including the Accelerating Aon United Program) and the ability to achieve such growth or cost savings;

•	the effects of Irish law on our operating flexibility and the enforcement of judgments against us;

•

adverse effects on the market price of Aon’s securities and/or operating results for any reason, including, without limitation, because of a failure to consummate the pending USI Acquisition or the failure to realize the expected benefits of the pending USI Acquisition (including anticipated cost, revenue and growth synergies) in the expected timeframe, or at all;

•	significant transaction and integration costs or difficulties in connection with the pending USI Acquisition or unknown or inestimable liabilities; and

•	potential impact of the consummation of the pending USI Acquisition on relationships, including with suppliers, customers, employees and regulators.

Any or all of these forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events or otherwise. Further information about factors that could materially affect us, including our results of operations and financial condition, is contained under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference. These factors may be revised or supplemented in our subsequent periodic filings with the SEC.

PRESENTATION OF FINANCIAL INFORMATION AND NON-GAAP MEASURES

This prospectus supplement contains supplemental information not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Aon plc and USI, Inc.’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA. Reconciliations to the closest U.S. GAAP measure for each of these non-GAAP measures are contained under “Summary—Acquisition of USI.” EBITDA is calculated as net income before interest expense, income tax expense, depreciation, amortization and impairment of intangible assets, and, for purposes of the calculation of Aon plc’s EBITDA, excluding the non-recurring gain from the sale of the substantial majority of NFP’s wealth management division in the fourth quarter of 2025. Adjusted EBITDA is calculated as EBITDA, adjusted to exclude the impact of change in fair value of contingent consideration, Accelerating Aon United Program expenses, legal settlements, transaction and integration costs, acquisition-related obligations, certain restructuring costs and management fees. The non-GAAP measures contained under “Summary—Acquisition of USI” may not be calculated on a basis consistent with the definitions of EBITDA and/or Adjusted EBITDA contained in our or USI’s indentures and credit and other financing agreements and, as such, should not be relied on for such purposes.

These non-GAAP measures should not be considered in isolation from, or as a substitute for, the historical financial statements of Aon plc and USI, Inc. and subsidiaries. Management believes that these measures are important to make meaningful period-to-period comparisons and that this supplemental information is helpful to investors. Management also uses these measures to assess operating performance and performance for compensation. Non-GAAP measures should not be considered in isolation and should be viewed in addition to, and not in lieu of, Aon plc and USI, Inc. and subsidiaries historical financial statements prepared in accordance with GAAP. Non-GAAP measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other public companies, including our peers, that report under GAAP and use non-GAAP financial measures to describe similar operating metrics.

The Aon plc and USI, Inc. operating results for the twelve-month period ended June 30, 2026, included in this prospectus supplement have been derived by adding each entity’s historical results for the year ended December 31, 2025 and the six-months ended June 30, 2026 and subtracting each entity’s historical results for the six-months ended June 30, 2025. The combined Aon plc and USI, Inc. financial measures included in this prospectus supplement under the heading “Summary—Acquisition of USI” reflect the sum of Aon plc and USI, Inc.’s standalone measures as set forth, without any pro forma or other acquisition or financing adjustments or reclassifications. Such combined figures are not derived from any pro forma financial statements giving effect to the USI Acquisition, Related Financing Transactions, this offering or any other necessary adjustments. Accordingly, such combined figures are not, and should not be regarded as, pro forma measures, and are not calculated on a consistent basis with pro forma measures. You should refer to the pro forma financial statements giving effect to the USI Acquisition and related transactions, and the adjustments therein, contained in our Current Report on Form 8-K filed with the SEC on September 11, 2026.

SUMMARY

This summary highlights certain information about Aon and this offering of the Securities. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including under “Risk Factors,” and our financial statements and related notes thereto, before making an investment decision.

General

We are a leading global professional services firm. Through actionable analytic insight, globally integrated risk capital and human capital expertise and locally relevant solutions, our colleagues provide clients with the clarity and confidence to make better risk and people decisions that protect and grow their businesses.

With clients around the world facing growing uncertainty and volatility, we remain focused on accelerating our Aon United strategy to serve clients as one globally connected firm and driving innovation to address unmet and evolving client need. We serve clients in more than 120 countries across all market segments and nearly every industry and as of December 31, 2025, we had approximately 60,000 employees. This diversification of our client base helps provide our firm with stability in different economic scenarios that could affect specific industries, customer segments, or geographies.

Acquisition of USI

Overview

On August 30, 2026, Aon plc, ANA and Merger Sub entered into an Agreement and Plan of Merger (the “Merger Agreement”) with USI Advantage Corp. (“USI”), a Delaware corporation, and, solely in its capacity as the securityholder representative, Uno Aggregator II L.P., a Delaware limited partnership, pursuant to which Aon plc will acquire USI for a purchase price of $17 billion in cash (inclusive of net debt) (the “Purchase Price” and, exclusive of USI net debt, the “Cash Consideration”), subject to downward adjustments for leakage since June 30, 2026, as set forth in the Merger Agreement (the “USI Acquisition”).

USI is a provider of property & casualty, employee benefits, personal risk and retirement solutions for the middle market. It is the tenth largest U.S. insurance broker with approximately $3 billion in 2025 annual revenue, $11 billion property and casualty premiums placed at December 31, 2025, and more than 10,500 team members across over 200 offices. Powered by its proprietary USI ONE® platform for analytics, networked resources and strategic planning to inform and advise clients, USI is highly complementary with Aon’s one-firm, Aon United strategy and global Aon Business Services operating and technology engine. We intend to establish, with the USI Acquisition, the premier U.S. middle-market insurance platform.

Following the completion of this offering, the USI Acquisition, the Related Financing Transactions and the USI Debt Repayment, we intend to focus on deleveraging and continuing to invest in innovation and our platform. We are targeting a leverage ratio (calculated by dividing total indebtedness by trailing 12-month EBITDA (earnings before interest, taxes, depreciation and amortization)) of between 2.8:1 and 3.0:1 within approximately 24 months following the completion of the USI Acquisition. For the twelve-months ended June 30, 2026, USI had adjusted EBITDA of $756 million and, combined (on an arithmetic basis), we and USI had adjusted EBITDA of approximately $6.7 billion. The following is a reconciliation of Aon plc and USI, Inc.’s EBITDA and adjusted EBITDA for the twelve-month period ended June 30, 2026 to their net incomes.

	Twelve Months Ended June 30, 2026(1)
(millions of dollars; amounts may not sum due to rounding)	Aon plc	USI, Inc.	Sum(2)
Net Income	$3,978	$16	$3,994
Interest Expense	755	298	1,053
Income Tax Expense	1,105	7	1,112
Depreciation	190	33	223
Amortization and Impairment of Intangible Assets	704	373	1,077
Gain on Sale(3)	(1,219)	—	(1,219)
EBITDA	$5,513	$728	$6,241

Change in Fair Value of Contingent Consideration	19	4	23
Accelerating Aon United Program Expenses	349	—	349
Legal Settlements	(23)	—	(23)
Transaction and Integration Costs	66	—	66
Acquisition-Related Tax Obligation	—	3	3
Restructuring Costs	—	16	16
Management Fees	—	5	5
Adjusted EBITDA	$5,924	$756	$6,680

(1)

The results for the twelve-months ended June 30, 2026 for Aon plc and USI, Inc. have been derived by adding each entity’s historical results for the year ended December 31, 2025 and the six-months ended June 30, 2026 and subtracting each entity’s historical results for the six-months ended June 30, 2025. See “Presentation of Financial Information and Non-GAAP Measures.”

(2)

Reflects the sum of Aon plc and USI, Inc.’s standalone measures set forth without any pro forma or other acquisition or financing adjustments or reclassifications. See “Presentation of Financial Information and Non-GAAP Measures.”

(3)	Reflects the non-recurring gain from the sale of NFP’s wealth management division.

Prior to, or concurrently with, the consummation of the USI Acquisition, we expect to repay or redeem the indebtedness of USI and its subsidiaries, consisting of approximately $4.3 billion of indebtedness as of June 30, 2026, incurred under USI’s senior notes due 2032 and a credit agreement by and among USI, USI Guarantor, Inc., the lenders from time to time party thereto and Bank of America, National Association, dated as of May 16, 2017 (such indebtedness, collectively, the “USI Existing Debt”, and the repayment or redemption thereof, the “USI Debt Repayment”).

For more information regarding USI, see our Current Report on Form 8-K filed with the SEC on September 11, 2026, containing financial statements of USI, Inc. and subsidiaries as of and for the year ended December 31, 2025 and as of and for the six-month period ended June 30, 2026, and pro forma financial statements giving effect to the USI Acquisition and related transactions, which Current Report is incorporated by reference into this prospectus supplement except the portions of such Current Report that are deemed furnished and not filed.

Merger Agreement

The Merger Agreement includes customary termination provisions for both the ANA and USI, including the right of either party to terminate the Merger Agreement if the closing has not occurred by June 1, 2027, subject to two extensions of up to three months each if certain regulatory approvals remain outstanding.

The consummation of the USI Acquisition remains subject to the satisfaction or waiver of customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other applicable regulatory approvals, and is expected to occur in the fourth quarter of 2026.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on August 31, 2026, which Current Report is incorporated by reference into this prospectus supplement except the portions of such Current Report that are deemed furnished and not filed.

Related Financing Transactions

In connection with the USI Acquisition, on August 30, 2026, we engaged certain financial institutions to arrange and syndicate (x) a senior unsecured term loan facility (the “New Term Loan Facility”) to ANA in an aggregate principal amount of up to $4.0 billion, to be guaranteed by Aon plc and each of its subsidiaries that is or is required to be a guarantor under our two existing $1.0 billion revolving credit facilities (the “Existing Revolving Credit Facilities”), the proceeds of which will be used, together with the proceeds of this offering and, to the extent necessary, cash on hand or other sources of liquidity, to (i) pay the Cash Consideration, (ii) effect the USI Debt Repayment and (iii) pay fees, premiums and expenses incurred in connection with the foregoing and (y) a single $3.0 billion multi-currency unsecured revolving credit facility (the “New Revolving Credit Facility”, together with the New Term Loan Facility, the “New Facilities”, and, together with the establishment of, and borrowings under, the New Facilities, collectively, the “Related Financing Transactions”) to certain of our subsidiaries, to be guaranteed by Aon plc and each of its subsidiaries that is or is required to be a guarantor under the Existing Revolving Credit Facilities, the proceeds of which will be used (i) to refinance our Existing Revolving Credit Facilities and (ii) for general corporate purposes. We anticipate that the New Facilities will become effective prior to the closing of the USI Acquisition, and that the New Term Loan Facility will be funded on the closing date of the USI Acquisition. This offering is not conditioned upon the effectiveness of the New Facilities or the funding of any loans thereunder, and there can be no assurance as to when such effectiveness or funding will occur, if at all, or as to the final terms of such facilities.

The Issuers

Aon North America, Inc. and Aon Global Holdings plc are the co-issuers of the Notes and are each indirect wholly owned subsidiaries of Aon plc. ANA was incorporated in 1980 under the laws of Delaware. The principal executive offices of ANA are located at 200 East Randolph Street, Chicago, Illinois 60601 and its telephone number is +1-312-381-1000. Aon Global Holdings plc is an indirect wholly owned subsidiary of Aon plc and the indirect parent of ANA. AGH was formed in 2014 as a private limited company under the laws of England and Wales and was re-registered on April 29, 2020, as a public limited company under the laws of England and Wales. The principal executive offices of AGH are located at The Aon Centre, The Leadenhall Building, 122 Leadenhall Street, London, EC3V 4AN, United Kingdom and its telephone number is +44 20 7623 5500. See “About this Prospectus Supplement” and “Where You Can Find More Information.”

The Guarantors

The Notes will be fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors: Aon plc, Aon Corporation and AGL. Each of Aon Corporation and AGL is an indirect wholly owned subsidiary of Aon plc. The principal executive offices of Aon plc are located at 15 George’s Quay, Dublin 2, Ireland D02 VR98 and its telephone number is +353 1 266 6000. The principal executive offices of Aon Corporation are located at 200 East Randolph Street, Chicago, Illinois 60601 and its telephone number is +1-312-381-1000. The principal executive office of AGL is located at The Aon Centre, The Leadenhall Building, 122 Leadenhall Street, London, England EC3V 4AN and its telephone number is +44 20 7623 5500.

The Offering

The following is a summary of some of the terms of this offering. For a more complete description of the terms of the Securities, see “Description of the Securities” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

Co-Issuers	Aon North America, Inc. and Aon Global Holdings plc.

Notes Offered	$ aggregate principal amount of % senior notes due 2029. $ aggregate principal amount of % senior notes due 2031. $ aggregate principal amount of % senior notes due 2033. $ aggregate principal amount of % senior notes due 2036. $ aggregate principal amount of % senior notes due 2038. $ aggregate principal amount of % senior notes due 2046. $ aggregate principal amount of % senior notes due 2056.

Maturity Date	, 2029 for the 2029 Notes. , 2031 for the 2031 Notes. , 2033 for the 2033 Notes. , 2036 for the 2036 Notes. , 2038 for the 2038 Notes. , 2046 for the 2046 Notes. , 2056 for the 2056 Notes.

Interest Rate	The Notes will bear interest from and including , 2026.

The 2029 Notes will bear interest at the rate of % per annum, payable semi-annually in arrears.

The 2031 Notes will bear interest at the rate of % per annum, payable semi-annually in arrears.

The 2033 Notes will bear interest at the rate of % per annum, payable semi-annually in arrears.

The 2036 Notes will bear interest at the rate of % per annum, payable semi-annually in arrears.

The 2038 Notes will bear interest at the rate of % per annum, payable semi-annually in arrears.

The 2046 Notes will bear interest at the rate of % per annum, payable semi-annually in arrears.

The 2056 Notes will bear interest at the rate of % per annum, payable semi-annually in arrears.

Interest Payment Dates	Interest on the 2029 Notes will be payable in arrears on each and , commencing on , 2027.

Interest on the 2031 Notes will be payable in arrears on each and , commencing on , 2027.

Interest on the 2033 Notes will be payable in arrears on each and , commencing on , 2027.

Interest on the 2036 Notes will be payable in arrears on each and , commencing on , 2027.

Interest on the 2038 Notes will be payable in arrears on each and , commencing on , 2027.

Interest on the 2046 Notes will be payable in arrears on each and , commencing on , 2027.

Interest on the 2056 Notes will be payable in arrears on each and , commencing on , 2027.

Guarantors	Aon plc, Aon Corporation and Aon Global Limited.

Guarantees	The Notes will be fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors.

Use of Proceeds	The net proceeds to us from this offering after deducting the underwriting discounts and estimated offering expenses payable by us are expected to be approximately $ . We intend to use a portion of the net proceeds from this offering for general corporate purposes of ANA and to use the remainder of the net proceeds from this offering for general corporate purposes of AGH, including, together with the net proceeds of the Related Financing Transactions and, to the extent necessary, cash on hand or other sources of liquidity, to (i) pay the Cash Consideration, (ii) effect the USI Debt Repayment and (iii) pay fees, premiums and expenses in connection with the foregoing.

Ranking of the Securities	The Notes and the Guarantees will be the Issuers’ and the Guarantors’ general unsecured senior obligations, respectively, and will:

•

rank pari passu in right of payment to all of the Issuers’ and the Guarantors’ existing and future senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes and the Guarantees;

•	rank senior in right of payment to any of the Issuers’ and the Guarantors’ obligations that are, by their terms, expressly subordinated in right of payment to the Notes and the Guarantees;

•

be effectively subordinated to all of the Issuers’ and the Guarantors’ future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

•

be structurally subordinated to all existing and future obligations and other liabilities (including trade payables) of each of Aon plc’s subsidiaries that do not guarantee the Notes (other than the Issuers).

As of June 30, 2026, after giving effect to this offering, the USI Acquisition, the USI Debt Repayment and the Related Financing Transactions, the Issuers and the Guarantors would have had no secured indebtedness and approximately $ million of consolidated outstanding indebtedness and other liabilities, including accounts payable and accrued liabilities, pension and other post-retirement and post-employment liabilities, non-current operating lease liabilities, deferred tax liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities, of which $ million constituted unsecured indebtedness.

As of June 30, 2026, after giving effect to this offering, the USI Acquisition, the USI Debt Repayment and the Related Financing Transactions, Aon plc’s subsidiaries that do not guarantee the Notes (other than the Issuers) would have had approximately $ million of outstanding indebtedness and other liabilities, including accounts payable and accrued liabilities, pension and other post-retirement and post-employment liabilities, non-current operating lease liabilities, deferred tax liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities.

Special Mandatory Redemption	The closing of this offering is not conditioned upon the consummation of the USI Acquisition. In the event, however, that the USI Acquisition is not consummated on or before the earliest of (i) June 1, 2027 (subject to two extensions of up to three months each if certain regulatory approvals remain outstanding), (ii) the valid termination of the Merger Agreement (other than in connection with the consummation of the USI Acquisition) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the USI Acquisition will not be consummated, we will be required to redeem all of the outstanding USI Acquisition Notes of each series (but not the 2056 Notes) at a redemption price equal to 101% of the aggregate principal amount of the USI Acquisition Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of the Securities—Special Mandatory Redemption.”

Optional Redemption	Prior to the applicable Par Call Date (as defined under “Description of the Securities—Optional Redemption”), the Issuers may redeem the Notes of each series, at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of such series being redeemed discounted to the redemption date (assuming the Notes of such series being redeemed matured on the applicable

Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined under “Description of the Securities—Optional Redemption”), plus (i) basis points ( %), in the case of the 2029 Notes, (ii)  basis points ( %), in the case of the 2031 Notes , (iii)  basis points ( %), in the case of the 2033 Notes, (iv)  basis points (  %), in the case of the 2036 Notes, (v)  basis points ( %), in the case of the 2038 Notes, (vi)  basis points ( %), in the case of the 2046 Notes and (vii)  basis points ( %), in the case of the 2056 Notes less (b) accrued and unpaid interest to the date of redemption, and

•	100% of the principal amount of the Notes of such series being redeemed,

plus, in each case, accrued and unpaid interest on the principal amount of the Notes of such series being redeemed to the redemption date.

On or after the applicable Par Call Date, the Issuers may redeem the Notes of each series, at their option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

See “Description of the Securities—Optional Redemption.”

Additional Amounts	Subject to certain limited exceptions, the Guarantors have agreed to pay additional amounts to holders of the Notes from time to time in the event any payment made under the Guarantees is subject to withholding or deduction in respect of Taxes (as defined under “Description of the Securities—Payment of Additional Amounts”).

Optional Tax Redemption	In the event of certain changes in respect of Taxes applicable to any Guarantee of a series of Notes, the Issuers may redeem the Notes of such series in whole, but not in part, at any time prior to the maturity date, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest on the Notes of such series, if any, to the redemption date. See “Description of the Securities—Optional Tax Redemption.”

Covenants	The indenture (as defined in this prospectus supplement) will include certain requirements that must be met if the Issuers or any Guarantor consolidates with or merges into, or transfers or leases its assets substantially as an entirety to, another entity or person.

Absence of Market / Listing	Each series of Notes is a new issue of securities with no established trading market. Although the Issuers intend to apply to list the Notes of each series on the New York Stock Exchange, we cannot provide assurance as to the development or liquidity of any market for the Notes. See “Underwriting.”

Risk Factors	See “Risk Factors” beginning on page S-13 of this prospectus supplement for important information regarding us and an investment in the Securities.

Further Issuances	The Issuers may, from time to time, without the written consent of and without giving notice to holders of the Securities of any series, create and issue additional notes having the same terms and conditions as the Notes in all respects (other than the issue date, public offering price and, to the extent applicable, first date of interest accrual and first interest payment date of such notes). Those additional notes will be consolidated with and form a single series with the previously outstanding Notes of the applicable series; provided that if the additional notes are not fungible with such series of Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The Securities and the indenture will be governed by the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks described below, in the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, as well as the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision. These include risks that could have a material adverse effect on our business, results of operations, financial condition or cash flows, and which could, in turn, impact our ability to perform our respective obligations under the Securities.

Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If the events discussed in the risk factors in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein occur, our business, results of operations, financial condition or cash flows could be materially adversely affected. In such an instance, the trading prices of our securities, including the Securities, could decline and you might lose all or part of your investment.

Risks Related to the Notes and the Guarantees

The Notes and the Guarantees are unsecured, and therefore effectively subordinated to the Issuers’ and the Guarantors’ future secured obligations.

The Notes and the Guarantees are unsecured obligations of each Issuer and each Guarantor, respectively, and are therefore effectively subordinated to each Issuer and each Guarantor’s future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As a result, in the event of any liquidation, insolvency, dissolution, reorganization or similar proceeding relating to any Issuer, any Guarantor or any property of any such entities, holders of any secured obligations of such entity will have claims that are prior to the claims of any noteholder with respect to the assets securing such secured obligations. As of June 30, 2026, after giving effect to this offering, the USI Acquisition, the USI Debt Repayment and the Related Financing Transactions, the Issuers and the Guarantors would have had no secured indebtedness and approximately $    million of consolidated outstanding indebtedness and other liabilities, including accounts payable and accrued liabilities, pension and other post-retirement and post-employment liabilities, non-current operating lease liabilities, deferred tax liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities, of which $    million constituted unsecured indebtedness.

If we defaulted on our obligations under any secured indebtedness, any secured lenders would be entitled to foreclose on our assets securing that indebtedness and liquidate those assets. If any secured indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including amounts due in respect of the Notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of any secured indebtedness will be entitled to receive payment in full from the proceeds of any collateral securing such secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover disproportionately less than the holders of any secured indebtedness, and it is possible that there will be no assets from which claims of holders of the Notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full.

The Notes and the Guarantees are structurally subordinated to all of the existing and future liabilities, including trade payables, of Aon plc’s subsidiaries that do not guarantee the Notes (other than the Issuers).

The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by Aon plc, Aon Corporation and AGL. Aon plc’s subsidiaries that do not guarantee the Notes (other than the Issuers) have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the Notes will therefore be structurally subordinated to all of the existing and future liabilities, including trade payables, of any non-guarantor subsidiary such that, in the event of an insolvency, liquidation, reorganization, dissolution or similar proceeding relating to any subsidiary that is not an Issuer or a Guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before the holders of the Notes would be entitled to any payment.

As of June 30, 2026, after giving effect to this offering, the USI Acquisition, the USI Debt Repayment and the Related Financing Transactions, Aon plc’s subsidiaries that do not guarantee the Notes (other than the Issuers) would have had approximately $    million of outstanding indebtedness and other liabilities, including accounts payable and accrued liabilities, pension and other post-retirement and post-employment liabilities, non-current operating lease liabilities, deferred tax liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities.

We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing indebtedness and satisfy other obligations. If we fail to comply with the covenants contained in the Existing Revolving Credit Facilities (or, to the extent effective, the New Facilities), they could become unavailable to us and our liquidity, results of operations and financial condition may be adversely affected.

Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our credit agreements. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur; however, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash from operations and access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

As of June 30, 2026, Aon plc had two Existing Revolving Credit Facilities outstanding: its $1.0 billion multi-currency U.S. credit facility expiring in October 2028 and its $1.0 billion multi-currency U.S. credit facility expiring in September 2027. These credit facilities are intended to support our commercial paper obligations and our general working capital needs. As of June 30, 2026, we had no borrowings outstanding under either of these facilities. As of June 30, 2026, we were in compliance with the financial covenants and all other covenants contained in these credit facilities. However, failure to comply with material provisions of our covenants in these credit facilities or, to the extent effective, the New Facilities, could result in a default thereunder, rendering them unavailable to us and causing a material adverse effect on our liquidity, results of operations and financial condition.

Certain of our financing agreements, including our Existing Revolving Credit Facilities, contain and, in the case of the New Facilities, may contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities.

Certain of our financing agreements, including the Existing Revolving Credit Facilities, impose or, in the case of the New Facilities, may impose, operating and financial restrictions on our activities that limit our operational flexibility. Among other negative covenants customary for such financings, certain of these restrictions limit our ability to create liens on certain assets or enter into certain transactions, including investments, acquisitions, loans and guarantees.

Certain of our financing agreements, including the Existing Revolving Credit Facilities, also contain financial covenants. Our Existing Revolving Credit Facilities require us to maintain (i) a ratio of consolidated EBITDA, adjusted for losses that are of an unusual nature or infrequently occurring, certain non-cash charges and expenses, restructuring costs, and certain non-recurring acquisition-related fees, charges and expenses (“Adjusted EBITDA”), to consolidated interest expense and (ii) a ratio of consolidated debt to Adjusted EBITDA. For each of our Existing Revolving Credit Facilities, the ratio of Adjusted EBITDA to consolidated interest expense must be at least 4.00 to 1.00, and the ratio of consolidated debt to Adjusted EBITDA must not exceed 3.25 to 1.00, subject to certain exceptions. We expect that each of our New Facilities will require us to maintain (i) a ratio of Adjusted EBITDA to consolidated interest expense of at least 4.00 to 1.00 and (ii) a ratio of consolidated debt to Adjusted EBITDA of no more than (a) 3.50 to 1.00 for any fiscal quarter ending prior to consummation of the USI Acquisition, (b) 4.75 to 1.00 for the fiscal quarter in which the USI Acquisition is consummated, (c) 4.50 to 1.00 for each of the first and second full fiscal quarters ending thereafter, (d) 4.25 to 1.00 for the third full fiscal quarter ending thereafter, (e) 4.00 to 1.00 for each of the fourth and fifth full fiscal quarters ending thereafter, (f) 3.75 to 1.00 for each of the sixth and seventh full fiscal quarters ending thereafter and (g) 3.50 to 1.00 for the eighth full fiscal quarter ending thereafter, subject to certain exceptions. These restrictions could impede our ability to operate our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. Our ability to comply with these covenants may be affected by events beyond our control. Failure to comply with any of the covenants in our financing agreements would result in a default under those agreements and could result in a default under other agreements containing cross default provisions. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations, including under the Notes.

The indenture contains limited covenants, and those covenants do not restrict the amount of indebtedness that we or our subsidiaries may incur.

The indenture contains limited covenants. Further, the indenture does not restrict the Issuers’ or the Guarantors’ or their respective subsidiaries’ ability to incur additional indebtedness (including guarantees of indebtedness) or make investments, and does not require us to maintain any financial ratios or contain other provisions that would afford holders of the Notes protection in the event of a decline in our credit quality or a take-over, recapitalization or highly leveraged or similar transaction. Accordingly, we and our subsidiaries could, in the future, enter into transactions that could increase the amount of indebtedness outstanding at that time, including secured or guaranteed indebtedness to which the Notes would be effectively subordinated, or otherwise adversely affect your position in our consolidated capital structure or our credit ratings.

The indenture does not limit the Issuers’ or the Guarantors’ or their respective subsidiaries’ ability to issue or repurchase securities, pay dividends, incur intercompany liabilities or engage in transactions with affiliates. The ability of the Issuers and the Guarantors to use funds for these purposes may limit the funds available to pay the Issuers’ or the Guarantors’ obligations under the Securities.

The Securities lack a public market, and we cannot assure you that an active public market for the Securities will develop.

The Notes are new securities for which there currently is no established market. Although the Issuers intend to apply to list the Notes on the New York Stock Exchange, there can be no assurance that the Notes will be so listed by the time the Notes are delivered to purchasers. Even if the Notes are approved for listing on the New York Stock Exchange, there can be no assurance regarding the future development of a market for the Securities or the ability of holders thereof to sell, or the price at which such holders may be able to sell, their Securities. If such a market were to develop, the Securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, the Issuers’ or the Guarantors’ operating results or financial condition and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the Securities may make a market in the Securities as permitted by applicable laws and regulations, but will have no obligation to do so, and any such market-making activities with respect to the Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Securities or that an active public market for the Securities will develop. See “Underwriting.”

The Issuers’ and the Guarantors’ credit ratings may not reflect all risks of an investment in the Securities, and are subject to change.

The credit ratings of the Securities may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Securities. In addition, real or anticipated changes in the Issuers’ or the Guarantors’ credit ratings, which could result from any number of factors (including the modification by a credit rating agency of the criteria or methodology it applies to particular issuers, including an Issuer or a Guarantor), will generally affect any trading market for, or trading value of, the Securities.

The Issuers and the Guarantors of the Notes are primarily holding companies with very limited operations and may not have access to sufficient cash to make payments on the Notes.

The Issuers and the Guarantors are primarily holding companies with very limited operations. Their only significant assets are the equity interests of their directly held subsidiaries. As a result, the Issuers and the Guarantors are dependent primarily upon dividends and other payments from their subsidiaries to generate the funds necessary to meet their outstanding debt service and other obligations. Payments to the Issuers or the Guarantors by their subsidiaries will be contingent upon their subsidiaries’ earnings, and their subsidiaries may not generate sufficient cash from operations to enable the Issuers or the Guarantors, as applicable, to make principal and interest payments on their indebtedness, including the Notes. In addition, their subsidiaries are separate and distinct legal entities and any payments of dividends, distributions, loans or advances to the Issuers or the Guarantors by their subsidiaries may be subject to legal and contractual restrictions on dividends. We cannot assure you that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide the Issuers or the Guarantors with sufficient cash to fund payments of principal, premiums, if any, and interest on the Notes, when due. In the event that the Issuers or the Guarantors do not receive distributions or other payments from their subsidiaries, they may be unable to make required payments on the Notes.

Enforcing your rights as an investor in the Notes or under the Guarantees across multiple jurisdictions may be difficult.

The Notes are guaranteed by Aon plc and certain of our subsidiaries which are organized under the laws of Ireland, England and Wales and the United States. In the event of bankruptcy, insolvency, liquidation or a similar event, proceedings could be initiated in any of these jurisdictions. Your rights under the Notes and the Guarantees will be subject to the laws of several jurisdictions and you may not be able to effectively enforce your rights in multiple bankruptcy, insolvency, liquidation and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

In addition, the bankruptcy, insolvency, liquidation, foreign exchange, administration and other analogous laws of the various jurisdictions in which Aon plc, Aon Corporation and AGL are located or operate may be materially different from or in conflict with one another and, in the case of Aon plc and AGL, with those of the United States and/or the jurisdiction of the holder of the Notes, including in respect of creditors’ rights, priority of creditors, the ranking of claims, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the Guarantees.

Risks Related to the USI Acquisition

The completion of the USI Acquisition is subject to a number of conditions, and if these conditions are not satisfied or waived on a timely basis, the USI Acquisition may not be completed.

The completion of the USI Acquisition is subject to the satisfaction or waiver of a number of conditions as set forth in the Merger Agreement, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). There can be no assurance that the expiration or termination of the applicable waiting period under the HSR Act or the other conditions to the obligations of the parties to effect the USI Acquisition will be satisfied or waived. In particular, foreign, federal, state or local governmental or regulatory authorities and, in certain instances, private parties may seek to challenge the USI Acquisition and/or impose conditions on Aon or USI as a condition to completion of the USI Acquisition under applicable antitrust or other laws. In addition, there can be no assurance that any consents, clearances or approvals necessary or advisable to be obtained in connection with the USI Acquisition will be obtained in a timely manner or at all, or whether they will be subject to actions, conditions, limitations or restrictions that may jeopardize or delay the completion of the USI Acquisition, materially reduce or delay the anticipated benefits of the USI Acquisition or allow the parties to terminate the Merger Agreement. If we are required to divest assets or businesses related to USI, there can be no assurance that it will be able to negotiate such divestitures expeditiously or on favorable terms or that the governmental authorities will approve the terms of such divestitures. If the USI Acquisition, or the integration of the companies’ respective businesses, is not completed within the expected time frame, such delay may materially and adversely affect the synergies and other benefits that we expect to achieve as a result of the USI Acquisition and could result in additional costs or liabilities, loss of revenue and other adverse effects on our business, financial condition and results of operations.

Failure to complete the USI Acquisition could have an adverse effect on Aon.

If the USI Acquisition is not completed for any reason, our ongoing business may be adversely affected and, without realizing any of the potential benefits of completing the USI Acquisition, we will be subject to a number of risks, including the following:

•	we will be required to pay certain costs and expenses relating to the USI Acquisition;

•	we may experience negative reactions from the financial markets, including negative impacts on the market price of our securities;

•

the manner in which clients, vendors, business partners and other third parties perceive us may be negatively impacted, which in turn could affect our ability to compete for new business or to obtain renewals in the marketplace;

•

matters relating to the USI Acquisition (including integration planning) may require substantial commitments of time and resources by management, which could otherwise have been devoted to other opportunities that may have been beneficial to us; and

•

we could be subject to litigation related to any failure to close the USI Acquisition or related to any enforcement proceeding commenced against us to perform our obligations under the Merger Agreement.

If the USI Acquisition does not close, these risks may materialize and may adversely affect our business, financial results and the market price of our securities.

Aon and USI are subject to various uncertainties, including contractual restrictions and requirements, while the USI Acquisition is pending that could adversely affect their businesses, financial condition and results of operations.

During the pendency of the USI Acquisition, it is possible that customers, suppliers, commercial partners and/or other persons with whom we or USI have a business relationship may elect to delay or defer certain business decisions or decide to seek to terminate, change or renegotiate their relationships with us or USI, as the case may be, as a result of the USI Acquisition, which could significantly reduce the expected benefits of the USI Acquisition and/or negatively affect our or USI’s revenues, earnings and cash flows, USI’s future plans and the market price of our securities, regardless of whether the USI Acquisition is completed. Matters relating to the

USI Acquisition (including integration planning) will require substantial commitments of time and resources by our management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to us. We will also incur significant costs related to the USI Acquisition, some of which must be paid even if the USI Acquisition is not completed. These costs are substantial and include financial advisory, legal and accounting costs. Each of these risks may be exacerbated by delays or other adverse developments with respect to the completion of the USI Acquisition.

We may not be able to integrate USI successfully or manage the combined business effectively, and many of the anticipated synergies and other benefits of the USI Acquisition may not be realized or may not be realized within the expected time frame.

We and USI entered into the Merger Agreement with the expectation that the USI Acquisition would result in various benefits, including, among other things, operating efficiencies, synergies and cost savings. Achieving the anticipated benefits of the USI Acquisition is subject to a number of uncertainties, including whether the businesses of Aon and USI can be integrated in an efficient and effective manner.

It is possible that the integration process could take longer than anticipated or that the management of the combined organizations and achievement of anticipated synergies could be more difficult than expected. The integration of USI into the Aon organization could also result in the disruption of ongoing businesses, processes, systems and business relationships or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect our ability to achieve the anticipated benefits of the USI Acquisition. The integration process is subject to a number of risks and uncertainties, and no assurance can be given that the anticipated benefits of the USI Acquisition will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could adversely affect our future businesses, financial condition, results of operations and prospects.

We will incur significant transaction and integration-related costs in connection with the USI Acquisition, which could adversely affect our ability to execute our integration plan and achieve the anticipated benefits of the USI Acquisition.

We expect to incur a number of non-recurring costs associated with the USI Acquisition, combining the organizations and achieving anticipated synergies. These costs will be significant and additional unanticipated costs may also be incurred in connection with the USI Acquisition and combination of the organizations. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses of Aon and USI, should allow us to offset integration-related costs over time, this net benefit may not be achieved in the near term or at all.

The global effective tax rate that will apply to Aon subsequent to the USI Acquisition is uncertain and may vary from expectations.

No assurances can be given as to what our global effective tax rate will be after the closing of the USI Acquisition because of, among other things, uncertainty regarding the global mix of income following closing, uncertainty regarding the ability, costs and time necessary to integrate USI’s business operations and entities, uncertainty regarding complex tax rules in the U.S. and the application of those rules to us following closing, and uncertainty with respect to Ireland’s Pillar Two tax regime which will apply to the combined income and taxes of Aon and USI following closing. As a result, our actual global effective tax rate may vary from expectations following the USI Acquisition and that variance may be material.

If the USI Acquisition is not consummated on or before the earliest of (i) June 1, 2027 (subject to two extensions of up to three months each if certain regulatory approvals remain outstanding), (ii) the valid termination of the Merger Agreement (other than in connection with the consummation of the USI Acquisition) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the USI Acquisition will not be consummated, the USI Acquisition Notes will be subject to a Special Mandatory Redemption, and as a result, you may not obtain the return you expect on the USI Acquisition Notes.

Our ability to complete the USI Acquisition is subject to various conditions, certain of which are beyond our control. In addition, the Merger Agreement contains certain provisions permitting us and USI to terminate the Merger Agreement under certain circumstances. In the event that the USI Acquisition is not consummated on or before the earliest of (i) June 1, 2027 (subject to two extensions of up to three months each if certain regulatory approvals remain outstanding), (ii) the valid termination of the Merger Agreement (other than in connection with the consummation of the USI Acquisition) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the USI Acquisition will not be consummated, we will be required to redeem all of the outstanding USI Acquisition Notes of each series (but not the 2056 Notes) at the Special Mandatory Redemption Price. See “Description of the Securities—Special Mandatory Redemption.”

If we are required to redeem the USI Acquisition Notes pursuant to the Special Mandatory Redemption provisions, you may not obtain your expected return on the USI Acquisition Notes and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in the USI Acquisition Notes is made at the time of this offering. You will have no rights under the provisions relating to the Special Mandatory Redemption as long as there is no Special Mandatory Redemption Event, nor will you have any right to require us to repurchase your USI Acquisition Notes if, between the closing of this offering and the consummation of the USI Acquisition, we experience any changes (including any material changes) in our business or financial condition or if the terms of the USI Acquisition or financing thereof change (including in material respects).

We may be unable to redeem the USI Acquisition Notes in the event of a Special Mandatory Redemption.

We are not obligated to place the proceeds from the offering of the USI Acquisition Notes in escrow or to provide a security interest in such proceeds, and there are no other restrictions on our use of such proceeds. Pending such uses, we may invest the net proceeds of this offering of the USI Acquisition Notes temporarily in investment grade securities, money market funds, bank deposit accounts or similar short-term investments. Accordingly, we will need to fund any Special Mandatory Redemption using proceeds that we have voluntarily retained and from other sources of liquidity, including borrowings under the Existing Revolving Credit Facilities or, to the extent effective, the New Revolving Credit Facility. In the event of a Special Mandatory Redemption, we may not have sufficient funds to redeem any or all of the USI Acquisition Notes, which would constitute an event of default under the indenture and could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the USI Acquisition Notes.

USE OF PROCEEDS

The net proceeds to us from this offering after deducting the underwriting discounts and estimated offering expenses payable by us are expected to be approximately $    . We intend to use a portion of the net proceeds from this offering of the Notes for general corporate purposes of ANA and to use the remainder of the net proceeds from this offering of the Notes for general corporate purposes of AGH, including, together with the net proceeds of the Related Financing Transactions and, to the extent necessary, cash on hand or other sources of liquidity, to (i) pay the Cash Consideration, (ii) effect the USI Debt Repayment and (iii) pay fees, premiums and expenses in connection with the foregoing.

Pending application of the net proceeds from this offering of the Notes as described herein, we expect to invest such net proceeds in investment grade securities, money market funds, bank deposit accounts or similar short-term investments (although we are not required to do so by the terms of the Notes).

DESCRIPTION OF THE SECURITIES

The following description of the particular terms of the Securities offered by this prospectus supplement supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Securities set forth under “Description of Debt Securities and Guarantees” in the accompanying prospectus. Terms used herein that are otherwise not defined have the meanings given to them in the accompanying prospectus.

ANA and AGH will co-issue $    aggregate principal amount of    % senior notes due 2029 (the “2029 Notes”), $    aggregate principal amount of    % senior notes due 2031 (the “2031 Notes”), $    aggregate principal amount of    % senior notes due 2033 (the “2033 Notes”), $    aggregate principal amount of    % senior notes due 2036 (the “2036 Notes”), $     aggregate principal amount of     % senior notes due 2038 (the “2038 Notes”), $     aggregate principal amount of     % senior notes due 2046 (the “2046 Notes” and, collectively with the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes and the 2038 Notes, the “USI Acquisition Notes”) and $    aggregate principal amount of    % senior notes due 2056 (the “2056 Notes” and, collectively with the USI Acquisition Notes, the “Notes”) pursuant to the indenture, dated as of March 1, 2024, by and among ANA, AGH, Aon plc, Aon Corporation and AGL and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture, to be dated as of the issue date of the Notes, by and among ANA and AGH, as co-issuers, Aon plc, Aon Corporation and AGL, as guarantors, and the Trustee (the “indenture”). The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights. The terms of the Securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the indenture may be obtained from the Issuers or the Trustee.

The Issuers will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar. The Issuers may change the paying agent and registrar without notice to holders of the Notes. It is expected that the Issuers will pay principal and interest (and premium, if any) on the Notes (and, as necessary, each Guarantor will pay such amounts in relation to its applicable Guarantee) at the Trustee’s corporate trust office or by wire transfer, if book-entry at The Depository Trust Company (“DTC”).

Co-Issuance

The Issuers are co-issuers of the Notes and, as such, the Notes will be joint and several obligations of each of the Issuers.

Principal, Maturity and Interest

The 2029 Notes will mature on    , 2029. The 2031 Notes will mature on    , 2031. The 2033 Notes will mature on    , 2033. The 2036 Notes will mature on    , 2036. The 2038 Notes will mature on    , 2038. The 2046 Notes will mature on     , 2046. The 2056 Notes will mature on     , 2056. $    in aggregate principal amount of 2029 Notes, $    in aggregate principal amount of 2031 Notes, $    in aggregate principal amount of 2033 Notes, $    in aggregate principal amount of 2036 Notes, $     in aggregate principal amount of 2038 Notes, $     in aggregate principal amount of 2046 Notes and $    in aggregate principal amount of 2056 Notes will be issued in this offering. After the issue date of the Notes, additional notes having the same terms and conditions as the Notes of any series in all respects (other than the issue date, public offering price and, to the extent applicable, first date of interest accrual and first interest payment date of such notes) (“Additional Notes”) may be issued from time to time. The Notes of such series and any Additional Notes of such series that are issued will be treated as a single class for all purposes under the indenture, including, without limitation, as to waivers, amendments, redemptions and any applicable offers to purchase; provided, however, that if the Additional Notes are not fungible with the Notes of such series for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Securities,” references to the Notes of a series include any Additional Notes of such series actually issued.

Interest on the 2029 Notes will accrue at the rate of    % per annum and will be payable semi-annually in arrears in cash on each    and    , commencing on    , 2027, to the persons who are registered holders at the close of business on    or    , as the case may be, immediately preceding the applicable interest payment date. Interest on the 2031 Notes will accrue at the rate of    % per annum and will be payable semi-annually in arrears in cash on each    and    , commencing on    , 2027, to the persons who are registered holders at the close of business on  or    , as the case may be, immediately preceding the applicable interest payment date. Interest on the 2033 Notes will accrue at the rate of    % per annum and will be payable semi-annually in arrears in cash on each     and     , commencing on    , 2027, to the persons who are registered holders at the close of business on    or    , as the case may be, immediately preceding the applicable interest payment date. Interest on the 2036 Notes will accrue at the rate of    % per annum and will be payable semi-annually in arrears in cash on each    and    , commencing on    , 2027, to the persons who are registered holders at the close of business on    or    , as the case may be, immediately preceding the applicable interest payment date. Interest on the 2038 Notes will accrue at the rate of    % per annum and will be payable semi-annually in arrears in cash on each    and    , commencing on    , 2027, to the persons who are registered holders at the close of business on    or    , as the case may be, immediately preceding the applicable interest payment date. Interest on the 2046 Notes will accrue at the rate of     % per annum and will be payable semi-annually in arrears in cash on each     and     , commencing on      , 2027, to the persons who are registered holders at the close of business on     or     ,     as the case may be, immediately preceding the applicable interest payment date. Interest on the 2056 Notes will accrue at the rate of     % per annum and will be payable semi-annually in arrears in cash on each     and     , commencing on     , 2027, to the persons who are registered holders at the close of business on     or     , as the case may be, immediately preceding the applicable interest payment date. Interest on the Notes of a series will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual interest payment date.

Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date falls on a day that is not a business day, the related interest payment shall be postponed to the next day that is a business day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or date of earlier redemption falls on a day that is not a business day, payment of principal and interest on such Notes will be made on the next succeeding day that is a business day, and no interest will accrue for the period from and after such maturity date or date of earlier redemption. “Business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York.

Special Mandatory Redemption

The closing of this offering is not conditioned upon the consummation of the USI Acquisition, which, if consummated, will occur subsequent to the closing of this offering. In the event that the USI Acquisition is not consummated on or before the earliest of (i) June 1, 2027 (subject to two extensions of up to three months each if certain regulatory approvals remain outstanding), (ii) the valid termination of the Merger Agreement (as defined below) (other than in connection with the consummation of the USI Acquisition) and (iii) the Issuers’ determination based on their reasonable judgment (in which case the Issuers will notify the Trustee in writing thereof) that the USI Acquisition will not be consummated (any event described in clause (i), (ii) or (iii), a “Special Mandatory Redemption Event”), the Issuers will be required to redeem all of the outstanding USI Acquisition Notes of each series (but not the 2056 Notes) at a redemption price equal to 101% of the aggregate principal amount of such USI Acquisition Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (the “Special Mandatory Redemption Price”, and such redemption, a “Special Mandatory Redemption”). Upon the occurrence of a Special Mandatory Redemption Event, the Issuers will cause a notice of Special Mandatory Redemption to be transmitted to the Trustee and each holder of the USI Acquisition Notes at its registered address (or electronically delivered or otherwise transmitted in accordance with the depositary’s procedures) promptly, but in any event not later than five business days after the occurrence of such Special Mandatory Redemption Event, and will redeem the USI Acquisition Notes on the date specified in such notice (the date so specified, the “Special Mandatory Redemption Date”). The Special Mandatory Redemption Date will be a date selected by the Issuers and set forth in the notice of Special Mandatory Redemption and will be no later than 30 days following the occurrence of the applicable Special Mandatory Redemption Event, but no earlier than the fifth business day following the day the notice of Special Mandatory Redemption is transmitted to holders of the USI Acquisition Notes. In no event shall the Trustee be responsible for monitoring the status of the USI Acquisition.

If funds sufficient to pay the Special Mandatory Redemption Price of the USI Acquisition Notes on the Special Mandatory Redemption Date are deposited with the Trustee or a paying agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the USI Acquisition Notes will cease to bear interest. The proceeds of this offering of the USI Acquisition Notes will not be deposited into an escrow account pending any Special Mandatory Redemption of the USI Acquisition Notes.

“Merger Agreement” means the agreement and plan of merger, dated as of August 30, 2026, by and among Aon plc, ANA, Merger Sub, USI, and Uno Aggregator II L.P., a Delaware limited partnership.

Optional Redemption

Prior to     , 2029 (     month(s) prior to the 2029 Notes maturity date) (the “2029 Notes Par Call Date”), prior to     , 2031 (     month(s) prior to the 2031 Notes maturity date) (the “2031 Notes Par Call Date”), prior to     , 2033 (     month(s) prior to the 2033 Notes maturity date) (the “2033 Notes Par Call Date”), prior to     , 2036 (     month(s) prior to the 2036 Notes maturity date) (the “2036 Notes Par Call Date”), prior to     , 2038 (     month(s) prior to the 2038 Notes maturity date) (the “2038 Notes Par Call Date”), prior to     , 2046 (     month(s) prior to the 2046 Notes maturity date) (the “2046 Notes Par Call Date”) and prior to     , 2056 (     month(s) prior to the 2056 Notes maturity date) (the “2056 Notes Par Call Date”, and each of the 2029 Notes Par Call Date, the 2031 Notes Par Call Date, the 2033 Notes Par Call Date, the 2036 Notes Par Call Date, the 2038 Notes Par Call Date, the 2046 Notes Par Call Date and the 2056 Notes Par Call Date, a “Par Call Date”), the Issuers may redeem the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2038 Notes, the 2046 Notes and/or the 2056 Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of such series being redeemed discounted to the redemption date (assuming the Notes of such series being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus (i)      basis points (    %), in the case of the 2029 Notes, (ii)      basis points (    %), in the case of the 2031 Notes, (iii)      basis points (    %), in the case of the 2033 Notes, (iv)      basis points (    %), in the case of the 2036 Notes, (v)      basis points (    %), in the case of the 2038 Notes, (vi)      basis points (    %), in the case of the 2046 Notes and (vii)      basis points (    %), in the case of the 2056 Notes, less (b) accrued and unpaid interest to the date of redemption, and

•	100% of the principal amount of the Notes of such series being redeemed,

plus, in each case, accrued and unpaid interest on the principal amount of the Notes of such series being redeemed to the redemption date.

On or after the applicable Par Call Date, the Issuers may redeem the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2038 Notes, the 2046 Notes and/or the 2056 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If, on the third business day preceding the redemption date, H.15 is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate, or to verify the Issuers’ calculation, of any redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 90 days before the redemption date to each holder of Notes to be redeemed. In the case of a partial redemption, selection of the Notes in certificated form for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note in certificated form is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in certificated form in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note in certificated form. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Such notice of redemption may, at the Issuers’ discretion, be conditional, subject to one or more conditions precedent.

Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Notwithstanding the foregoing, installments of interest on Notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to such Notes and the indenture.

Guarantees

Under the Guarantees, each Guarantor will fully, unconditionally and irrevocably guarantee, jointly and severally, the due and punctual payment of the principal, interest, premium (if any) and all other amounts due under the indenture and on the Notes when the Notes become due and payable, whether at maturity, pursuant to optional redemption, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the Notes.

The obligations of each Guarantor under its Guarantee will be unconditional, regardless of the enforceability of the Notes, and will not be discharged until all obligations under the Notes and the indenture are satisfied. Holders of the Notes may proceed directly against Aon plc, Aon Corporation and/or AGL under the Guarantees if an event of default with respect to the Notes occurs without first proceeding against the Issuers.

Ranking

The Notes and the Guarantees thereof will rank pari passu in right of payment with all senior indebtedness of the Issuers and the Guarantors and will rank senior in right of payment to all of the Issuers’ and the Guarantors’ subordinated debt.

The Notes will be effectively subordinated to all of the Issuers’ and each Guarantor’s future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As of June 30, 2026, after giving effect to this offering, the USI Acquisition, the USI Debt Repayment and the Related Financing Transactions, the Issuers and the Guarantors would have had no secured indebtedness and approximately $    million of consolidated outstanding indebtedness and other liabilities, including accounts payable and accrued liabilities, pension and other post-retirement and post-employment liabilities, non-current operating lease liabilities, deferred tax liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities, of which $    million constituted unsecured indebtedness.

The Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of Aon plc’s subsidiaries that do not guarantee the Notes (other than the Issuers). As of June 30, 2026, after giving effect to this offering, the USI Acquisition, the USI Debt Repayment and the Related Financing Transactions, Aon plc’s subsidiaries that do not guarantee the Notes (other than the Issuers) would have had no secured indebtedness and approximately $    million of outstanding indebtedness and other liabilities, including accounts payable and accrued liabilities, pension and other post-retirement and post-employment liabilities, non-current operating lease liabilities, deferred tax liabilities, other current liabilities and non-current liabilities, but excluding intercompany liabilities and fiduciary liabilities.

Payment of Additional Amounts

Payments made by a Guarantor in respect of its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of Ireland or the United Kingdom, as applicable, or, in each case, by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless such Guarantor is required to withhold or deduct Taxes by law.

If a Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to its Guarantee, such Guarantor will pay such additional amounts as may be necessary so that the net amount received by each beneficial owner (including additional amounts) after such withholding or deduction will not be less than the amount the beneficial owner would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or Ireland, as applicable, or, in each case, any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments in respect of a Guarantee;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

•

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

•

at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, such Guarantor has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of a Note (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

•

that would not have been imposed if presentation for payment of a Note or a Guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment in respect of a Guarantee to any such holder who is a fiduciary or a partnership or who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the Note.

For avoidance of doubt, no additional amounts shall be paid with respect to or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United States, the United Kingdom or any other taxing authority relating to payments by the Issuers under the Notes.

All references in this prospectus supplement and the accompanying prospectus, other than under “Description of Debt Securities and Guarantees —Defeasance” in the accompanying prospectus, to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any Notes or any payment made under a Guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable in respect thereof.

Each Guarantor’s obligations to pay additional amounts if and when due will survive the termination of the indenture and the payment of all other amounts in respect of the Notes.

Non-U.S. Holders (as defined under “Material U.S. Federal Income Tax Consequences—Tax Consequences Applicable to Non-U.S. Holders—Definition of a Non-U.S. Holder”) should refer to “Material U.S. Federal Income Tax Consequences—Tax Consequences Applicable to Non-U.S. Holders” for a discussion of U.S. federal withholding taxes that may be imposed on payments under the Notes and possible exemptions from, or reductions of, such withholding taxes.

Optional Tax Redemption

The Issuers may redeem the Notes of any series in whole, but not in part, at their option at any time prior to maturity, upon the giving of not less than 10 nor more than 90 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the redemption date, if:

•

either Issuer determines, as applicable, that, as a result of any change in, amendment to or announced proposed change in the laws or any regulations or rulings promulgated thereunder of Ireland or the United Kingdom (or, in each case, of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or (in either case) any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Ireland or the United Kingdom is a party, which change, execution or amendment becomes effective on or after the issue date of the Notes of such series and any Guarantor would be required to pay additional amounts (as described under “—Payment of Additional Amounts”) with respect to its Guarantee on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to such Guarantor; or

•

either Issuer determines, as applicable, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, Ireland or the United Kingdom (or, in each case, any political subdivision or taxing authority thereof), which action is taken or brought on or after the issue date of the Notes of such series under the laws of a jurisdiction other than Ireland or the United Kingdom (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, there is a substantial probability that the circumstances described above would exist.

No notice of any such tax redemption may be given earlier than 90 days prior to the earliest date on which a Guarantor would be obligated to pay any additional amounts.

Prior to the delivery of any notice of a tax redemption, the Issuers will deliver to the Trustee an officers’ certificate stating that it is entitled to effect or cause such a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and in the case of a redemption based on an opinion of independent counsel referred to in the second bullet above, such independent counsel’s opinion. Delivery of any notice of a tax redemption will be conclusive and binding on the holders of the Securities being redeemed.

Any notice of a tax redemption will be irrevocable once notice thereof has been delivered to the holders.

Agreed Tax Treatment

Although the Notes are co-issued by ANA and AGH and, therefore, each Issuer is liable for repayment of the Notes in their entirety, ANA will receive the following percentage of the net proceeds of the offering of the Notes: % for the 2029 Notes, % for the 2031 Notes, % for the 2033 Notes, % for the 2036 Notes,     % for the 2038 Notes,     % for the 2046 Notes and % for the 2056 Notes, resulting in % of the net proceeds of the offering of the Notes, in the aggregate, being received by ANA. ANA will incur the underwriting discounts and commissions with respect to each Note in the same percentage as ANA receives net proceeds for each Note, resulting in % of the underwriting discounts and commissions with respect to the Notes being incurred by ANA. AGH will receive the following percentage of the net proceeds of the offering of the Notes: % for the 2029 Notes, % for the 2031 Notes, % for the 2033 Notes, % for the 2036 Notes,     % for the 2038 Notes,     % for the 2046 Notes and % for the 2056 Notes, resulting in % of the net proceeds of the offering of the Notes, in the aggregate, being received by AGH. AGH will incur the underwriting discounts and commissions with respect to each Note in the same percentage as AGH receives net proceeds for each Note, resulting in % of the underwriting discounts and commissions with respect to the Notes being incurred by AGH. In addition, ANA has agreed to make the percentage of each interest payment and principal repayment on each Note that corresponds with the percentage of net proceeds that ANA will receive from such Note, while AGH has agreed to make the percentage of each interest payment and principal repayment on each Note that corresponds with the percentage of net proceeds that AGH will receive from such Note. As discussed further under “Material U.S. Federal Income Tax Consequences,” we intend to treat ANA as the obligor of an undivided portion of each Note in the applicable percentage set forth above for such Note for U.S. federal tax purposes and any interest paid by ANA on such portion of such Note as U.S.-source income for U.S. federal income tax purposes, and we intend to treat AGH as the obligor of an undivided portion of each Note in the applicable percentage set forth above for such Note for U.S. federal tax purposes and any interest paid by AGH on such portion of such Note as non-U.S.-source income for U.S. federal income tax purposes.

Governing Law

The indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning Our Relationship with the Trustee

The Issuers and the Guarantors have commercial deposits and custodial arrangements with the Trustee and may have borrowed money from the Trustee or its affiliates in the normal course of business. The Issuers and the Guarantors may enter into similar or other banking relationships with the Trustee or its affiliates in the future in the normal course of business. In addition, the Issuers and the Guarantors have provided brokerage and other insurance services in the ordinary course of their business for the Trustee or its affiliates. The Trustee may also act as trustee with respect to other debt securities issued by the Issuers and the Guarantors.

Offers to Purchase; Open Market Purchases

Neither the Issuers nor any Guarantor is required to make any sinking fund payments or any offers to purchase with respect to the Notes or the Guarantees. An Issuer or a Guarantor may at any time and from time to time purchase Notes in the open market or otherwise.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the Notes.

This discussion is limited to holders who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes is sold to the public for cash). This discussion assumes that the Notes are issued at par or with a statutorily defined de minimis amount of original issue discount. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to any alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	Non-U.S. Holders (as defined below) holding the Notes as part of the active conduct of a banking, financing or similar business;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	Non-U.S. Holders that are foreign corporations engaged in business in the United States whose principal business is trading in stock or securities for their own account;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the Notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding or considering an investment in the Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Classification of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the Notes. See “Description of the Securities — Special Mandatory Redemption.” Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies are “remote” or “incidental” or if it is significantly more likely than not that the Issuers will not be required to pay such excess amounts on the Notes.

We believe and intend to take the position that the Notes should not be treated as contingent payment debt instruments under the Treasury regulations. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, we can give no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could require a holder subject to U.S. federal income taxation to accrue ordinary income at a rate that is higher than the stated interest rate and to treat any gain recognized on a sale or other taxable disposition of a Note (on or prior to the expiration of such contingencies) as ordinary income, rather than capital gain. The remainder of this disclosure assumes that the Notes will not be considered contingent payment debt instruments for U.S. federal income tax purposes. Prospective investors are urged to consult their own tax advisor regarding the potential application to the Notes of the contingent payment debt instrument Treasury regulations and the consequences thereof.

Effect of Co-Issuance and Source of Interest

Although the Notes are co-issued by ANA and AGH and, therefore, each Issuer is liable for repayment of the Notes in their entirety, a portion of the aggregate net proceeds of the offering of the Notes will be received by ANA and ANA will incur the same portion of the underwriting discounts and commissions with respect to the Notes, while the remainder of the aggregate net proceeds of the offering of the Notes will be received by AGH and AGH will incur the remainder of the underwriting discounts and commissions with respect to the Notes, in each case as described under “Description of the Securities—Agreed Tax Treatment”. In addition, ANA has agreed to make the percentage of each interest payment and principal repayment on each Note that corresponds with the percentage of net proceeds that ANA will receive from such Note, while AGH has agreed to make the percentage of each interest payment and principal repayment on each Note that corresponds with the percentage of net proceeds that AGH will receive from such Note, in each case as described under “Description of the Securities—Agreed Tax Treatment”. Under current U.S. federal income tax law, if a debt obligation has both U.S. and non-U.S. co-issuers, there is some uncertainty as to the determination of the source of an interest payment on such debt obligation. Although the matter is not free from doubt, we intend to treat ANA as the obligor of an undivided portion of each Note in the applicable percentage set forth for such Note under “Description of the Securities—Agreed Tax Treatment” for U.S. federal tax purposes and any interest paid by ANA on such portion of such Note as U.S.-source income for U.S. federal income tax purposes, and we intend to treat AGH as the obligor of an undivided portion of each Note in the applicable percentage set forth for such

Note under “Description of the Securities—Agreed Tax Treatment” for U.S. federal income tax purposes and any interest paid by AGH on such portion of such Note as non-U.S.-source income for U.S. federal income tax purposes. The remainder of this discussion assumes such treatment. There can be no assurance, however, that the IRS will not challenge this treatment, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the treatment of the Notes or the sourcing of the interest payments on the Notes. Prospective investors should consult their own tax advisor as to the U.S. federal tax treatment of interest payments on the Notes to them.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Interest on a Note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note generally equal to the difference, if any, between the amount received for the Note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount the U.S. Holder paid for the Note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder generally will be subject to information reporting and backup withholding when the U.S. Holder receives payments on a Note or receives proceeds from the sale or other taxable disposition of a Note (including a redemption or retirement of a Note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding with respect to such payments and proceeds if the U.S. Holder is not otherwise exempt and:

•	the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion of backup withholding below, interest paid or deemed paid by ANA on an undivided portion (in the applicable percentage set forth under “Description of the Securities—Agreed Tax Treatment”) of any Note (including interest paid by AGH, if any, on an excess of an undivided portion (in the applicable percentage set forth under “Description of the Securities—Agreed Tax Treatment”) of any Note) to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such Non-U.S. Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its Note directly through a “qualified intermediary” (within the meaning of applicable Treasury regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of any applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid or deemed paid by ANA on an undivided portion (in the applicable percentage set forth under “Description of the Securities—Agreed Tax Treatment”) of any Note (including interest paid by AGH, if any, on an excess of an undivided portion (in the applicable percentage set forth under “Description of the Securities—Agreed Tax Treatment”) of any Note) to a Non-U.S. Holder that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the interest paid on a Note is not subject to withholding tax because it is effectively connected with the conduct of the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of such interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Subject to the discussion of backup withholding below, interest paid or deemed paid by AGH on an undivided portion (in the applicable percentage set forth under “Description of the Securities—Agreed Tax Treatment”) of any Note (including interest paid by ANA, if any, on an excess of an undivided portion (in the applicable percentage set forth under “Description of the Securities—Agreed Tax Treatment”) of any Note) to a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a Note to the extent of the undivided portion of such Note for which ANA is the obligor for U.S. federal tax purposes (based on the applicable percentage set forth for such Note under “Description of the Securities—Agreed Tax Treatment”) (other than amounts allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above under “ —Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain of a Non-U.S. Holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain of a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a Note to the extent of the undivided portion of such Note for which AGH is the obligor for U.S. federal tax purposes (based on the applicable percentage set forth for such Note under “Description of the Securities—Agreed Tax Treatment”).

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “ —Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a Note (including a retirement or redemption of the Note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a Note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale or other disposition of, a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a Note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Note, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. The preamble to these proposed Treasury Regulations specifies that taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

CERTAIN U.K. TAX CONSEQUENCES

The following is a general summary of the U.K. withholding tax consequences in relation to payments of interest on the Notes and payments in respect of the Guarantees and of the U.K. stamp duty and stamp duty reserve tax consequences of the issue or transfer of the Notes. This summary does not deal with other U.K. tax aspects of acquiring, holding or disposing of the Securities. This summary is based upon U.K. tax law and the published practice of HM Revenue and Customs (“HMRC”) in effect on the date of this prospectus supplement and is subject to any change in law or practice which may take effect after that date (including with retrospective effect).

This summary does not constitute legal or tax advice and the comments below are of a general nature only. Holders (or prospective holders) of Securities who are in any doubt as to their tax position should consult their professional advisors.

U.K. Withholding Tax

Payments of Interest on the Notes

Interest paid by the Issuers on the Notes may be subject to withholding on account of U.K. income tax at the basic rate (currently 20%), subject to any relief or exemption that may apply. In this regard, the Notes will constitute “quoted Eurobonds” within the meaning of section 987 of the Income Tax Act 2007 (the “Act”) as long as they are and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Act as it applies for the purposes of section 987 of the Act. In the case of Notes to be traded on the New York Stock Exchange, which is a “recognised stock exchange” for so long as it is registered with the SEC as a national securities exchange under section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) this condition will be satisfied if (and only if) they are admitted to trading on that exchange and they are officially listed in the United States in accordance with provisions corresponding to those generally applicable in the European Economic Area states. Accordingly, payments of interest on the Notes by the Issuers, may be made without withholding on account of U.K. income tax provided the Notes remain so listed at the time of payment.

The reference to “interest” in this U.K. Taxation section means “interest” as understood in United Kingdom tax law, and in particular any premium element of the redemption amount of any Notes redeemable at a premium may constitute a payment of interest subject to the withholding tax provisions discussed above. In certain cases, the same could be true for amounts of discount where Notes are issued at a discount. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Notes or any related documentation.

Payments in Respect of the Guarantees

Depending on the correct analysis under U.K. tax law of payments in respect of the Guarantees, it is possible that such payments would be subject to withholding on account of U.K. income tax at the basic rate (currently 20%), subject to such relief as may be available under the provisions of any applicable double tax treaty or any other exemption which may apply.

Stamp Duty and Stamp Duty Reserve Tax

No U.K. stamp duty or stamp duty reserve tax should be payable on the issue, transfer or on an agreement to transfer, the Notes assuming that (i) the interest on the notes does not exceed a reasonable commercial return on the nominal amount of the capital and (ii) any right on repayment of the notes to an amount which exceeds the nominal amount of the notes is reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital (as that term is understood for the purposes of section 79 of the Finance Act 1986) listed in the Official List of the London Stock Exchange.

Reform

The U.K. government is currently undertaking a comprehensive reform of the U.K.’s stamp taxes on shares and securities regime. Following consultations in 2023 and 2025, the government has proposed replacing the existing system, comprising stamp duty and SDRT, with a single tax on transfers of securities, now referred to as the “Securities Transfer Charge” (“STC”). The government is aiming to introduce the new tax, its legislative framework and the related digital service in 2027, although the detailed legislation has not yet been finalised.

Based on the proposals and draft legislation published to date, the STC is not anticipated to be applicable to the issue, transfer or any agreement to transfer the Notes on the understanding that debt securities that constitute exempt loan capital under the current stamp duty regime are expected either to fall outside the scope of the new tax or to remain exempt from it.

CERTAIN IRISH TAX CONSEQUENCES

The following is a general summary of the Irish withholding tax consequences in relation to payments of interest on the Notes and payments in respect of the Guarantees and of the Irish stamp duty consequences of the issue or transfer of the Notes. This summary does not deal with other Irish tax aspects of acquiring, holding or disposing of the Securities. This summary is based upon the laws of Ireland and the published practices of the Revenue Commissioners of Ireland in effect on the date of this prospectus supplement and is subject to any change in law or practice which may take effect after that date (including with retrospective effect).

This summary does not constitute legal or tax advice and the comments below are of a general nature only. Holders (or prospective holders) of Securities who are in any doubt as to their tax position should consult their professional advisors.

Irish Withholding Tax

Payments of Interest on the Notes

Withholding Tax. Interest payments on the Notes made by the Issuers may be made without withholding on account of Irish income tax provided that they do not have an “Irish source.” Interest payments on the Notes made by the Issuers would not generally be considered to have an Irish source where: (i) the Issuers are not residents in Ireland for the purposes of Irish tax; (ii) the Issuers do not operate in Ireland through a branch or agency with which the issue of the Notes is connected; (iii) the funds for the payments do not come from Ireland and no interest payments will be made from Ireland; and (iv) no debt is secured on Irish situate assets. Accordingly, the Issuers or any paying agent acting on behalf of the Issuers should not be obliged to deduct Irish interest withholding taxes from payments made in connection with the Notes.

Encashment Tax. In certain circumstances, Irish tax will be required to be withheld at the rate of 25% from any interest paid in respect of the Securities, where such interest is paid, collected or realized by a person in Ireland on behalf of any holder of the Securities. Holders of the Securities should therefore note that the appointment of an Irish collection agent or an Irish paying agent could result in the deduction of 25% encashment tax by such agent from interest payments on the Securities. A holder of Securities that is not resident in Ireland for tax purposes may claim an exemption from this withholding tax by submitting an appropriate declaration of non-Irish tax residency to the Irish agent. A holder of Securities may also be exempt from encashment tax if such holder is within the charge to Irish corporation tax in respect of the interest payable on the Securities.

Payments in Respect of the Guarantees

Depending on the correct analysis under Irish law of payments in respect of the Guarantees, it is possible that such payments would be subject to withholding on account of Irish income tax at the standard rate (currently 20%), subject to such relief as may be available under the provisions of any applicable double tax treaty or any other exemption which may apply under domestic Irish law.

Stamp Duty

No Irish stamp duty should be payable on the issue or transfer of the Notes for so long as the transfer of the Notes does not relate to: (i) immovable property situated in Ireland or any right over or interest in such property; or (ii) the stocks or marketable securities of a company registered in Ireland.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning DTC, Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Notes of each series will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC or its nominee is the registered owner of the global securities representing the Notes of a series, DTC or such nominee will be considered the sole owner and holder of the Notes of such series for all purposes of the Notes of such series and the indenture. Except as provided below, owners of beneficial interests in the Notes of a series will not be entitled to have the Notes of such series registered in their names, will not receive or be entitled to receive physical delivery of the Notes of such series in definitive form and will not be considered the owners or holders of the Notes of such series under the indenture, including for purposes of receiving any reports delivered by an Issuer, a Guarantor or the Trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Note of a series must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes of such series.

Unless and until the Issuers issue the Notes of a series in fully certificated, registered form under the limited circumstances described below under “ —Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the Notes of such series;

•	all references in this prospectus supplement or an accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement or an accompanying supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes of such series, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered Notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a participant, either directly or indirectly.

Purchases of Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except as provided below under “ —Certificated Notes.”

To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. None of the Issuers, any Guarantor, the Trustee or any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the Notes on your behalf. None of the Issuers, any Guarantor or the Trustee have responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, none of the Issuers, any Guarantor or the Trustee have responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Issuers nor any Guarantor supervises these systems in any way.

The Trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Note if one or more of the direct participants to whom the Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date.

Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except (i) as a whole by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

The Issuers will issue Notes of the applicable series to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

the Issuers advise the Trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the Issuers are unable to locate a qualified successor within 90 days;

•	an event of default with respect to the Notes of the applicable series has occurred and is continuing under the indenture; or

•	the Issuers, at their option, elect to terminate the book-entry system through DTC with respect to the Notes of the applicable series.

If any of the three above events occurs, DTC is required to notify all direct participants that Notes of the applicable series in fully certificated registered form are available through DTC. DTC will then surrender the global notes representing the Notes of such series along with instructions for re-registration. The Trustee will re-issue the Notes of the applicable series in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

Unless and until the Issuers issue the Notes in fully certificated, registered form, (i) you will not be entitled to receive a certificate representing your interest in the Notes, (ii) all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants and (iii) all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution to you in accordance with its policies and procedures.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the Issuers and the Guarantors have agreed to sell to the underwriters named below, for whom Citigroup Global Markets Inc., BofA Securities, Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, the following respective principal amounts of the Securities.

Underwriter	Principal Amount of the 2029 Notes	Principal Amount of the 2031 Notes	Principal Amount of the 2033 Notes	Principal Amount of the 2036 Notes	Principal Amount of the 2038 Notes	Principal Amount of the 2046 Notes	Principal Amount of the 2056 Notes
Citigroup Global Markets Inc.	$	$	$	$	$	$	$
BofA Securities, Inc.
HSBC Securities (USA) Inc.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Total:	$	$	$	$	$	$	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the Securities if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to the Securities, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Securities may be terminated. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the Securities initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of    % of the principal amount of the 2029 Notes,    % of the principal amount of the 2031 Notes,    % of the principal amount of the 2033 Notes,    % of the principal amount of the 2036 Notes,     % of the principal amount of the 2038 Notes,     % of the principal amount of the 2046 Notes and     % of the principal amount of the 2056 Notes, as applicable. The underwriters may allow, and dealers may re-allow, a concession not to exceed    % of the principal amount of the 2029 Notes,     % of the principal amount of the 2031 Notes,    % of the principal amount of the 2033 Notes,     % of the principal amount of the 2036 Notes,     % of the principal amount of the 2038 Notes,     % of the principal amount of the 2046 Notes and    % of the principal amount of the 2056 Notes, as applicable, on sales to other dealers. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

We estimate that our out-of-pocket expenses for this offering (excluding underwriting discounts) will be approximately $    .

The Securities are a new issue of securities with no established trading market. We currently intend to apply to list the Securities on the New York Stock Exchange. One or more of the underwriters intend to make a secondary market for the Securities. However, they are not obligated to do so and may discontinue making a secondary market for the Securities at any time without notice. No assurance can be given as to how liquid the trading market for the Securities will be.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any additional debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the representatives until the settlement date for the Securities.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of Securities in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations and the rules of FINRA.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of Securities in excess of the principal amount of the Securities the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Securities originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Securities or preventing or retarding a decline in the market price of the Securities. As a result the price of the Securities may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Extended Settlement

We expect to deliver the Securities against payment for the Securities on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the    business day following the date of the pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities prior to one business day before delivery will be required, by virtue of the fact that the Securities initially will settle in T+ , to specify an alternate settlement arrangement to prevent a failed settlement.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. For example, Citibank, N.A. is expected to act as administrative agent under the New Term Loan Facility and acts as the administrative agent under the Existing Revolving Credit Facilities. Citibank, N.A., Bank of America, N.A., HSBC Bank USA, National Association, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Morgan Stanley Bank, N.A. are expected to act as joint lead arrangers, joint bookrunners, syndication agents and/or lenders under the New Term Loan Facility. Citibank, N.A., Bank of America, N.A., HSBC Bank USA, National Association, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A. and Wells Fargo Bank, N.A. act as joint lead arrangers, joint bookrunners, syndication agents and/or lenders under the Existing Revolving Credit Facilities. Also, certain of the underwriters may hold or be lenders or agents under USI’s Existing Debt and will receive offering proceeds to the extent such proceeds are used to pay down such debt. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The Notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Canada

The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Securities may not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the EU Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, and includes the placing of the Securities through financial intermediaries.

Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The Securities may not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is either one (or both of the following):

(i)	a retail client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Securities in, from or otherwise involving the United Kingdom.

Hong Kong

The Securities have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the Securities has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The Securities have not been and will not be registered in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEA”). Accordingly, the Securities will not be offered or sold, and the underwriters will not offer or sell the Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been, and neither will be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any Securities or caused such Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell such Securities or cause such Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to an accredited person (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notification under Sections 309B (1) (a) and 309B(1)(c) of the SFA. We have determined that the Securities are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompany prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Securities. The Securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the Securities may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances that constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Securities in Taiwan. The Securities may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the Securities shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “place of acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Our SEC file number is 001-07933. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC.

The SEC’s rules allow us to “incorporate by reference” in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference herein modifies or replaces such statement.

This prospectus supplement incorporates by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 1, 2026 and July 29, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2026, January 7, 2026, July 1, 2026, August 17, 2026, August 31, 2026 and September 11, 2026;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026; and

•

any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering, other than, in each case, those documents or the portions thereof that are furnished and not filed.

You will find additional information about us in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. Statements in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein or therein concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or calling us at either of the following addresses or telephone numbers:

Aon North America, Inc.

Attention: Company Secretary

200 East Randolph Street

Chicago, Illinois 60601

United States of America

Telephone: +1 312 381 1000

Aon Global Holdings plc

Attention: Company Secretary

The Aon Centre

The Leadenhall Building

122 Leadenhall Street

London, EC3V 4AN

United Kingdom

Telephone: +44 20 7623 5500

LEGAL MATTERS

The validity of the Securities will be passed upon for us as to U.S. and English law by Skadden, Arps, Slate, Meagher & Flom LLP and as to Irish law by Matheson LLP. Davis Polk  & Wardwell LLP will pass upon certain matters for the underwriters.

EXPERTS

The consolidated financial statements of Aon plc appearing in Aon plc’s Annual Report on Form 10-K for the year ended December 31, 2025 and the effectiveness of Aon plc’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of USI and its subsidiaries appearing in Aon plc’s Current Report on Form 8-K filed with the SEC on September 11, 2026, as of and for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent auditor of USI, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Aon plc Debt Securities Guarantees Class A Ordinary Shares Preference Shares Share Purchase Contracts Share Purchase Units	Aon Global Limited Guarantees	Aon Global Holdings plc Debt Securities Guarantees	Aon Corporation Debt Securities Guarantees	Aon North America, Inc. Debt Securities Guarantees

We or our subsidiaries identified above may from time to time offer and sell any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which they may be offered.

We or our subsidiaries identified above may offer and sell the securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” for more information. None of the securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Each time we or our subsidiaries identified above offer and sell securities, a supplement to this prospectus will be provided that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the securities, as well as the documents incorporated or deemed to be incorporated by reference herein and therein.

INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND ANY RISK FACTORS SET FORTH IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN OR THEREIN.

Our executive offices are located at 15 George’s Quay, Dublin 2, Ireland D02 VR98 and our telephone number is +353 1 266 6000.

The Class A ordinary shares of Aon plc are listed on the New York Stock Exchange under the symbol “AON.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) using an automatic “shelf” registration process. By using a shelf registration statement, we or our subsidiaries identified on the cover page of this prospectus may, over time, offer any combination of the securities described in this prospectus in one or more offerings.

Unless otherwise stated or the context otherwise requires, in this prospectus we use the terms:

•	“Aon Corporation” to refer to Aon Corporation, a Delaware corporation;

•	“ANA” to refer to Aon North America, Inc., a Delaware corporation;

•	“AGL” to refer to Aon Global Limited, a limited company incorporated under the laws of England and Wales;

•	“Aon plc” to refer to Aon plc, an Irish public limited company;

•	“AGH” to refer to Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales;

•	“Aon,” “we,” “us” or “our” to refer to Aon plc, together with its consolidated subsidiaries, including Aon Corporation, ANA, AGL and AGH; and

•

the “securities” to refer collectively to the debt securities, guarantees, Class A ordinary shares, preference shares, share purchase contracts and share purchase units offered by Aon plc, the guarantees offered by AGL, the debt securities and guarantees offered by AGH, the debt securities and guarantees offered by Aon Corporation and the debt securities and guarantees offered by ANA.

This prospectus provides you with a general description of the securities that Aon plc, AGL, AGH, Aon Corporation or ANA may offer. Each time that Aon plc, AGL, AGH, Aon Corporation or ANA offer and sell securities, a prospectus supplement to this prospectus will be provided that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or any earlier prospectus supplement. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectuses, together with the additional information described under “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to such registration statement. For further information, we refer you to such registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained, incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained, incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. The business, financial condition, results of operations and prospects of Aon plc, AGL, AGH, Aon Corporation and/or ANA may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in such documents. Accordingly, you should not place undue reliance on this information.

Notice to Prospective Investors in the European Economic Area

This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area (the “EEA”) implementing the Prospectus Regulation, and has not been, and will not be, reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the Prospectus Regulation. This prospectus has been prepared on the basis that any offer of securities in any member state of the EEA will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any member state of the EEA of securities which are the subject of this prospectus may only do so to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The debt securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling any debt securities or otherwise making them available to retail investors in the EEA has been, or will be, prepared, and therefore offering or selling any debt securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus is not a prospectus for the purposes of the Public Offers and Admissions to Trading Regulations 2024 (as amended, the “POATRs”) or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (the “PRM”) of the United Kingdom Financial Conduct Authority. This prospectus has been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the POATRs (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of the securities which are the subject of the offering contemplated in this prospectus may only do so with respect to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The debt securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (ii) not a UK Qualified Investor. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing any debt securities or otherwise making them available to retail investors in the United Kingdom has been, or will be, prepared and therefore offering, selling or distributing any debt securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

The communication of this prospectus, any prospectus supplement, free writing prospectus and any other documents or materials relating to the issue of the securities offered hereby is not being made, and this prospectus, any prospectus supplement, free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this prospectus, any prospectus supplement, free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus, any prospectus supplement, free writing prospectus and such other documents and/or materials are for distribution only to persons in the United Kingdom who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus, any prospectus supplement, free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus, any prospectus supplement, free writing prospectus and any such other document or material relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus, any prospectus supplement, free writing prospectus or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.aon.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

You will find additional information about us in the registration statement of which this prospectus forms a part. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement may be obtained through the SEC’s website as provided above, or through us as provided under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference, as the case may be, modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference (i) the documents set forth below and (ii) any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering, other than, in each case, those documents or the portions thereof that are furnished and not filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 1, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on January 2, 2026, January 7, 2026 and July 1, 2026; and

•

the description of the Class  A ordinary shares of Aon plc contained in Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026, including any amendment or report filed for the purposes of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Aon Corporation

Attention: Company Secretary

200 East Randolph Street

Chicago, Illinois 60601

United States of America

Telephone: +1 312 381 1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INFORMATION CONCERNING FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein may contain certain statements related to future results, or states our intentions, beliefs, and expectations or predictions for the future, all of which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent management’s expectations or forecasts of future events. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “positioned,” “intend,” “plan,” “potential,” “continue,” “target” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market, industry and geopolitical conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives, including the impacts of the Accelerating Aon United Program; the outcome of contingencies; dividend policy; the expected impact of acquisitions, dispositions, and other significant transactions or the termination thereof; litigation and regulatory matters; pension obligations; cash flow and liquidity; expected effective tax rate; expected foreign currency translation impacts; potential changes in laws or future actions by regulators; and the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors, which may be revised or supplemented in subsequent reports filed or furnished with the SEC, that could impact results include:

•	changes in the competitive environment, due to macroeconomic conditions or otherwise, or damage to our reputation;

•	fluctuations in currency exchange, interest, or inflation rates that could impact our financial condition or results;

•	changes in global equity and fixed income markets that could affect the return on invested assets;

•	changes in the funded status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

•	the level of our debt and the terms thereof reducing our flexibility or increasing borrowing costs;

•	rating agency actions that could limit our access to capital and our competitive position;

•

our global tax rate being subject to a variety of different factors, including the application of the OECD’s Pillar Two tax regime by Ireland, the U.K., Singapore, and many E.U. member states, among others or other pending proposals in those and other countries, which could create volatility in that tax rate;

•	changes in our accounting estimates and assumptions on our financial statements;

•	limits on our subsidiaries’ ability to pay dividends or otherwise make payments to their respective parent entities;

•

the impact of legal proceedings and other contingencies, including those arising from acquisition or disposition transactions, errors and omissions and other claims against us (including proceedings and contingencies relating to transactions for which capital was arranged by Vesttoo Ltd. or related to actions we may take in being responsible for making decisions on behalf of clients in our investment businesses or in other advisory services that we currently provide, or may provide in the future);

•

the impact of, and potential challenges in complying with, laws and regulations of the jurisdictions in which we operate, particularly given the global nature of our operations and the possibility of differing or conflicting laws and regulations, or the application or interpretation thereof, across such jurisdictions, including but not limited to in areas of cybersecurity, data privacy, and artificial intelligence;

•	the impact of any regulatory investigations brought in Ireland, the United Kingdom, the United States of America (the “U.S.”), and other countries;

•	failure to protect intellectual property rights or allegations that we have infringed on the intellectual property rights of others;

•	general economic and political conditions in the countries in which we do business around the world;

•	the failure to retain, attract and develop experienced and qualified personnel;

•	international risks associated with our global operations, including geopolitical conflicts, tariffs, or changes in trade policies;

•	the effects of natural or human-caused disasters, including the effects of health pandemics and the impacts of climate-related events;

•

any system or network disruption or breach resulting in operational interruption or improper disclosure of confidential, personal, or proprietary data, and resulting liabilities or damage to our reputation;

•	our ability to develop, implement, update, and enhance new technology;

•	the actions taken by third parties that perform aspects of our business operations and client services;

•	our ability to continue, and the costs and risks associated with growing, developing and integrating acquired business, and entering into new lines of business or products;

•	our ability to secure regulatory approval and complete transactions, and the costs and risks associated with the failure to consummate proposed transactions;

•	changes in commercial property and casualty markets, commercial premium rates or methods of compensation;

•

our ability to develop and implement innovative growth strategies and initiatives intended to yield cost savings (including the Accelerating Aon United Program) and the ability to achieve such growth or cost savings;

•	the effects of Irish law on our operating flexibility and the enforcement of judgments against us; and

•

adverse effects on the market price of Aon’s securities and/or operating results for any reason, including, without limitation, because of a failure to realize the expected benefits of the acquisition of NFP (including anticipated revenue and growth synergies) in the expected timeframe, or at all.

Any or all of these forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no (and expressly disclaim any) obligation to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events, or otherwise. Further information about factors that could materially affect us, including our results of operations and financial condition, is contained in the “Risk Factors” section in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus. See “Risk Factors.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties described under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

ABOUT AON

We are a leading global professional services firm. Through actionable analytic insight, globally integrated Risk Capital and Human Capital expertise and locally relevant solutions, our colleagues provide clients with the clarity and confidence to make better risk and people decisions that protect and grow their businesses. With clients around the world facing growing uncertainty and volatility, we remain focused on accelerating our Aon United strategy to serve clients as one globally connected firm and driving innovation to address unmet and evolving client needs. We serve clients in more than 120 countries across all market segments and nearly every industry. This diversification of our client base helps provide our firm with stability in different economic scenarios that could affect specific industries, customer segments, or geographies. We continue to focus our portfolio on higher-margin, capital-light professional services businesses that have high recurring revenue streams and strong cash flow generation. We endeavor to make capital allocation decisions in order to maximize value for Aon and its shareholders.

Our principal executive offices are located at 15 George’s Quay, Dublin 2, Ireland D02 VR98, our telephone number is +353 1 266 6000 and our website is www.aon.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

Aon plc is an Irish public limited company and its Class A ordinary shares are currently traded on the New York Stock Exchange (“NYSE”) under the symbol “AON.” AGL is a private limited company incorporated under the laws of England and Wales. AGH is a public limited company incorporated under the laws of England and Wales. Aon Corporation is a Delaware corporation. ANA is a Delaware corporation. Each of AGL, AGH, Aon Corporation and ANA is an indirect, wholly owned subsidiary of Aon plc. See “About this Prospectus,” “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and any applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

In this description, references to “holders” mean those who own debt securities and the related guarantees registered in their own names, on the books that the appropriate registrar maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in “street name” or issued in book-entry form and held through one or more depositaries.

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that AGH may offer (the “AGH debt securities”), Aon Corporation may offer (the “Aon Corporation debt securities”), ANA may offer (the “ANA debt securities”), Aon plc may offer (the “Aon plc debt securities”) or that any combination of Aon plc, AGH, Aon Corporation or ANA may offer as co-issuers (the “co-issued debt securities”) pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

AGH Debt Securities

AGH may issue the AGH debt securities or the co-issued debt securities under an indenture (the “AGH indenture”), among AGH, as issuer or co-issuer, any of Aon plc, Aon Corporation or ANA, as co-issuer, and Aon plc, AGL, Aon Corporation and/or ANA, to the extent not acting as co-issuer, as guarantors (the “AGH guarantors”) in respect of certain series of AGH debt securities or co-issued debt securities, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”).

Any AGH debt securities that AGH issues or co-issued debt securities that AGH co-issues under the AGH indenture will constitute unsubordinated debt of AGH. Any guarantee that Aon plc, AGL, Aon Corporation and/or ANA, as the AGH guarantors, issues under the AGH indenture will constitute an unsubordinated obligation of Aon plc, AGL, Aon Corporation and/or ANA, as applicable (each, an “AGH debt guarantee” and collectively, the “AGH debt guarantees”).

Aon Corporation Debt Securities

Aon Corporation may issue the Aon Corporation debt securities or the co-issued debt securities under an indenture (the “Aon Corporation indenture”), among Aon Corporation, as issuer or co-issuer, any of Aon plc, AGH or ANA, as co-issuer, and Aon plc, AGL, AGH and/or ANA, to the extent not acting as co-issuer, as guarantors (the “Aon Corporation guarantors”) in respect of certain series of Aon Corporation debt securities or co-issued debt securities, and the trustee.

Any Aon Corporation debt securities that Aon Corporation issues or co-issued debt securities that Aon Corporation co-issues under the Aon Corporation indenture will constitute unsubordinated debt of Aon Corporation. Any guarantee that Aon plc, AGL, AGH and/or ANA, as the Aon Corporation guarantors, issues under the Aon Corporation indenture will constitute an unsubordinated obligation of Aon plc, AGL, AGH and/or ANA, as applicable (each, an “Aon Corporation debt guarantee”, and collectively, the “Aon Corporation debt guarantees”).

ANA Debt Securities

ANA may issue the ANA debt securities or the co-issued debt securities under an indenture (the “ANA indenture”), among ANA, as issuer or co-issuer, any of Aon plc, AGH or Aon Corporation, as co-issuer, and Aon plc, AGL, AGH and/or Aon Corporation, to the extent not acting as co-issuer, as guarantors (the “ANA guarantors”) in respect of certain series of ANA debt securities or co-issued debt securities, and the trustee.

The ANA indenture may include, as applicable, the Base Indenture, dated March 1, 2024, among ANA, as issuer, Aon plc, AGL, AGH and Aon Corporation, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplement, dated March 1, 2024, among ANA, Aon plc, AGL, AGH, Aon Corporation and The Bank of New York Mellon Trust Company, N.A. as trustee.

Any ANA debt securities that ANA issues or co-issued debt securities that ANA co-issues under the ANA indenture will constitute unsubordinated debt of ANA. Any guarantee that Aon plc, AGL, AGH and/or Aon Corporation, as the ANA guarantors, issues under the ANA indenture will constitute an unsubordinated obligation of Aon plc, AGL, AGH and/or Aon Corporation, as applicable (each, an “ANA debt guarantee”, and collectively, the “ANA debt guarantees”).

Aon plc Debt Securities

Aon plc may issue the Aon plc debt securities or the co-issued debt securities under an indenture (the “Aon plc indenture”), among Aon plc, as issuer or co-issuer, any of Aon Corporation, AGH or ANA, as co-issuer, and Aon Corporation, AGL, AGH and/or ANA, to the extent not acting as co-issuer, as guarantors (the “Aon plc guarantors”) in respect of certain series of Aon plc debt securities or co-issued debt securities, and the trustee.

Any Aon plc debt securities that Aon plc issues or co-issued debt securities that Aon plc co-issues under the Aon plc indenture will constitute unsubordinated debt of Aon plc. Any guarantee that Aon Corporation, AGL, AGH and/or ANA, as the Aon plc guarantors, issues under the Aon plc indenture will constitute an unsubordinated obligation of Aon Corporation, AGL, AGH and/or ANA, as applicable (each, an “Aon plc debt guarantee”, and collectively, the “Aon plc debt guarantees”).

In this description:

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the AGH debt securities, the Aon Corporation debt securities, the ANA debt securities, the Aon plc debt securities and the co-issued debt securities are sometimes referred to collectively as the “debt securities”;

•	the AGH indenture, the Aon Corporation indenture, the ANA indenture and the Aon plc indenture are sometimes referred to collectively as the “indentures”;

•	the AGH debt guarantees, the Aon Corporation debt guarantees, the ANA debt guarantees and the Aon plc debt guarantees are sometimes referred to collectively as the “guarantees”;

•	each of AGH, Aon Corporation, ANA and Aon plc, in each case in its capacity as issuer or co-issuer of debt securities, is sometimes referred to as an “issuer”; and

•	each of the AGH guarantors, the Aon Corporation guarantors, the ANA guarantors and the Aon plc guarantors is sometimes referred to as a “guarantor.”

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms. The debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

An applicable prospectus supplement will specify the issuer, the co-issuer, if any, the guarantors, if any, and whether the debt securities are to be guaranteed. The debt securities may be issued as part of units consisting of debt securities and other securities that may be offered under this prospectus. If debt securities are issued as part of units of debt securities and other securities that may be issued under this prospectus, an applicable prospectus supplement will describe any applicable material federal income tax consequences to holders.

General

The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

The debt securities and any debt guarantees will be unsecured and unsubordinated obligations of the applicable issuer and will rank equally in right of payment with such issuer’s other unsecured and unsubordinated obligations. Because each of Aon plc, AGL, AGH, Aon Corporation and ANA is a holding company, the holders of debt securities and debt guarantees may not receive assets of the applicable issuer’s or guarantor’s subsidiaries in a liquidation or recapitalization until the claims of such subsidiaries’ creditors and any insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that the applicable issuer or guarantor may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of such subsidiaries from making payments to the applicable issuer of dividends and on loans and other transfers of funds.

An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

•	the name of the issuer and, if applicable, the names of the co-issuers of those debt securities and, if applicable, the name of any guarantor;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in global form;

•	the maturity date or dates of the debt securities;

•	the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate or rates;

•	the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

•	whether the debt securities will be guaranteed;

•	the place or places where principal of, and any premium or interest on, the debt securities will be paid;

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whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer and/or any co-issuer, if applicable, at its and/or their option or at the option of the holders;

•	whether there will be a sinking fund;

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if other than U.S. dollars and denominations of $2,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

•	if the debt securities are not subject to defeasance by the issuer;

•	any deletions from, modifications of or additions to the events of default applicable to such debt securities;

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whether the debt securities will be exchangeable for or convertible into Class A ordinary shares of Aon plc or any other securities or property and the terms and conditions governing such exchange or conversion; and

•	any other terms of the debt securities.

If an issuer denominates the purchase price of a series of debt securities in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, or if the principal of, or any premium and interest on, any series of debt securities is payable in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, an applicable prospectus supplement will describe any special U.S. federal income tax considerations.

The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

Unless otherwise indicated in an applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $2,000 or multiples of $1,000 in excess thereof.

The issuer may offer to sell debt securities at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. An applicable prospectus supplement will describe any special U.S. federal income tax considerations applicable to any of those discounted debt securities.

The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. An applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

The indentures do not restrict the issuers’ ability to incur unsecured indebtedness or, subject to the restrictions described in “—Consolidation and Merger,” to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing the issuers’ indebtedness. Accordingly, unless an applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuers or, if applicable, the guarantors incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, any of the issuers could become highly leveraged.

Events of Default

With respect to any series of debt securities, “event of default” means any of the following:

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to pay the interest or any additional amount on any debt security of that series when due and the continuation of that failure for 30 days;

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if that series of debt securities is guaranteed, the cessation of any guarantee of any debt security of that series to be in full force and effect, the declaration that any guarantee of such debt securities is null and void and unenforceable, the finding that any guarantee of such debt securities is invalid or the denial by any guarantor of its liability under its guarantee of such debt securities (other than by reason of the release of such guarantor in accordance with the terms of the applicable indenture);

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failure by the issuer or, if applicable, a guarantor to comply with any of its other covenants or agreements contained in the applicable indenture and the continuation of that failure for 90 days after written notice of that failure is given to such issuer or, if applicable, guarantor from the applicable trustee (or to such issuer and, if applicable, guarantor and that trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

•	certain events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, a guarantor;

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if that series of debt securities is convertible or exchangeable into Class A ordinary shares of Aon plc or any other securities or property, default in the delivery of any such Class A ordinary shares, together with cash in lieu of fractional shares, or other securities or property, as applicable, when required to be delivered upon conversion or exchange of any debt security of that series, and the continuation of such default for 10 business days; and

•	any other event of default provided with respect to debt securities of that series that is described in an applicable prospectus supplement.

If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require the issuer or, if applicable, the guarantors to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after that trustee or the holders, as the case may be, declare an acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to such debt securities have been cured or (ii) all such events of default have been waived, each as provided in the applicable indenture. For information as to waiver of defaults, see “—Modification and Waiver.” The particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities that are discount securities triggered by an event of default shall be described in an applicable prospectus supplement.

Each indenture provides that, subject to the duties of the applicable trustee to act with the required standard of care, if there is a continuing event of default, the applicable trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered to the applicable trustee security or indemnity reasonably satisfactory to it. Subject to those provisions for security or indemnification of the applicable trustee and certain other conditions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power that trustee holds, in each case, with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding with respect to any indenture or for any remedy thereunder unless:

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the applicable trustee has failed to institute the proceeding for 60 days after the holder has previously given such trustee written notice of a continuing event of default with respect to debt securities of that series;

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the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute the proceeding as trustee; and

•	the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the date or dates they are to be paid as expressed in or pursuant to that debt security and to institute suit for the enforcement of any such payment.

Each indenture provides that the applicable trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to such debt securities known to such trustee, except that the trustee need not provide holders of such debt securities notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and such trustee considers it in the interests of the holders of such debt securities not to provide that notice.

Consolidation and Merger

Each indenture provides that each of the issuer and the guarantors may consolidate with or merge or convert into, or convey, transfer or lease its or their properties or assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions set forth in the indentures:

•	the issuer or such guarantor, as the case may be, is the successor person; or

•

the successor person (if other than the issuer or such guarantor, as the case may be) formed by such consolidation or conversion or into which the issuer or such guarantor, as the case may be, merges or converts or which acquires or leases the assets of the issuer or such guarantor, as the case may be, substantially as an entirety:

•	in the case of Aon Corporation or ANA, is a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia;

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in the case of Aon plc, AGL, AGH, Aon Corporation or ANA, expressly assumes by supplemental indenture the obligations of the issuer or such guarantor, as the case may be, in relation to the debt securities or such guarantee, as the case may be, and under the applicable indenture;

•	immediately after giving effect to such transaction, there is no event of default and no event which, after notice or passage of time or both, would become an event of default; and

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Aon plc, AGL, AGH, Aon Corporation or ANA, as the case may be, has delivered to the trustee an officers’ certificate stating that the transaction complies with the conditions set forth in the applicable indenture.

It is possible that a merger, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the holders of debt securities or guarantees for new securities, which could result in holders of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to holders of debt securities or guarantees under other tax laws to which the holders are subject.

Payment of Additional Amounts in Respect of Guarantees

Payments made by a guarantor in respect of its guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of Ireland or the United Kingdom, as applicable, or, in each case, by any authority or agency therein or thereof having the power to tax (collectively, “Taxes”), unless such guarantor is required to withhold or deduct Taxes by law.

If a guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to its guarantee, such guarantor will pay such additional amounts as may be necessary so that the net amount received by each holder or beneficial owner (including additional amounts) after such withholding or deduction will not be less than the amount the holder or beneficial owner would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

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that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation), and the United Kingdom or Ireland, as applicable, or, in each case, any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident, domicile or national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments in respect of a guarantee;

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that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

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such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

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at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, such guarantor has notified such recipient in writing that such recipient is required to comply with such requirement;

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that would not have been imposed but for the presentation of the relevant debt security or guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

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that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the debt securities (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

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that would not have been imposed if presentation for payment of the relevant debt security or guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment in respect of a guarantee to any such holder who is a fiduciary or a partnership or who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

For the avoidance of doubt, no additional amounts shall be paid with respect to or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United States, Ireland, the United Kingdom or any other taxing authority relating to payments by the issuer under the debt securities.

All references in this prospectus, other than under “—Defeasance,” to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any debt securities or any payment in respect of any guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

Each guarantor’s obligations to pay additional amounts if and when due will survive the termination of the indentures and the payment of all other amounts in respect of the debt securities.

Optional Tax Redemption

The issuer may redeem any series of debt securities in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 30 nor more than 90 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount of such series of debt securities plus accrued and unpaid interest, if any, to the redemption date (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

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the issuer determines that, as a result of any change in, amendment to or announced proposed change in the laws or any regulations or rulings promulgated thereunder of Ireland or the United Kingdom (or, in each case, of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or (in either case) any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Ireland or the United Kingdom is a party, which change, execution or amendment becomes effective on or after the issue date of the applicable debt securities and the guarantor would be required to pay additional amounts (as described under “—Payment of Additional Amounts in Respect of Guarantees”) with respect to its guarantee on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to such guarantor; or

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the issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in Ireland or the United Kingdom (or, in each case, any political subdivision or taxing authority thereof), which action is taken or brought on or after the issue date of the applicable debt securities, there is a substantial probability that the circumstances described above would exist.

No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which a guarantor would be obligated to pay any additional amounts.

Prior to the delivery of any notice of redemption, the issuer will deliver to the trustee an officers’ certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and in the case of a redemption based on an opinion of independent counsel referred to in the second bullet above, such independent counsel’s opinion. Delivery of any notice of redemption will be conclusive and binding on the holders of the securities being redeemed.

Any notice of redemption will be irrevocable once an officers’ certificate has been delivered to the trustee.

Defeasance

Defeasance and Discharge. Unless the debt securities of any series provide otherwise, the issuer and, if applicable, the guarantors may be discharged from any and all obligations in respect of the debt securities of that series and any related guarantee, as applicable (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the applicable trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the applicable trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

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the issuer or, if applicable, the guarantors or the issuer together with the guarantors irrevocably deposits or deposit with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts known to be payable at the time of such defeasance and discharge and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

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the issuer or, if applicable, the guarantors delivers or deliver to the applicable trustee an opinion of counsel confirming that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

That opinion must state that the issuer or, if applicable, the guarantors has or have received from the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in any case, in support of that opinion.

In addition, the issuer or, if applicable, the guarantors or the issuer together with the guarantors may also obtain a discharge of the applicable indenture with respect to all debt securities issued under that indenture and any related guarantee, as applicable, by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

Defeasance of Certain Covenants and Certain Events of Default. Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

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the issuer and, if applicable, the guarantors may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any debt security and not applied to payments on the debt securities but remaining unclaimed for three years, to punctually pay the principal of and premium or interest, if any, on the debt securities, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the debt securities on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the applicable trustee or to furnish that trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under “ —Consolidation and Merger”; and

•	any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include, among other things:

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irrevocably depositing with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts known to be payable at the time of such covenant defeasance and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

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delivering to the applicable trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

Covenant Defeasance and Certain Other Events of Default. If the issuer or, if applicable, the guarantors or the issuer together with the guarantors exercises or exercise the option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities it has or they have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from that event of default. However, the issuer and, if applicable, the guarantors would remain liable for any shortfall.

Modification and Waiver

Each indenture provides that the issuer and, if applicable, the guarantors may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

•	document the fact that a successor entity has assumed the issuer’s or, if applicable, a guarantor’s obligations;

•	add covenants or events of default or to surrender any right or power conferred upon the issuer or, if applicable, a guarantor for the benefit of the holders of debt securities;

•	add or change such provisions as are necessary to permit the issuance of global debt securities;

•

cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities as shall not adversely affect the interests of the holders of debt securities in any material respect;

•	conform the applicable indenture or the terms of the debt securities or guarantees to any terms set forth in this prospectus or an applicable prospectus supplement;

•	document the fact that a successor trustee has been appointed; or

•	establish the forms and terms of debt securities of any series.

The issuer and, if applicable, the guarantors may enter into a supplemental indenture to modify an indenture with the consent of the applicable trustee and the holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, the issuer and, if applicable, the guarantors may not modify an indenture without the consent of the holders of all then-outstanding debt securities of the affected series issued under that indenture to:

•	extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

•	reduce the principal amount of, or any premium payable or interest rate on, the debt securities of that series;

•	reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in that debt security;

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for shares or other securities or property in accordance with its terms;

•	impair the right to institute suit for the enforcement of any such payment on or after its due date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Guarantees

Under each guarantee, the applicable guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

The obligations of each guarantor under the guarantees will be full and unconditional, joint and several, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against a guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer.

Conversion Rights

An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into Class A ordinary shares of Aon plc or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the issuer or the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Regarding the Trustee

The issuers have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. (“BNYM”) and may have borrowed money from BNYM in the normal course of business. The issuers may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, the issuers have provided brokerage and other insurance services in the ordinary course of their respective businesses for BNYM. BNYM may also act as trustee with respect to other debt securities one or more of the issuers have issued.

BNYM will be serving as the trustee under the indentures. Consequently, if an actual or potential event of default occurs with respect to the debt securities, BNYM may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, BNYM may be required to resign under one or more indentures, and the applicable issuer and, if applicable, the applicable guarantor would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERENCE SHARES OF AON PLC

In this description, references to “holders” mean those who own preference shares of Aon plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in preference shares of Aon plc registered in “street name” or issued in book-entry form and held through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding any preference shares of Aon plc that may be offered by this prospectus, you should refer to the documents incorporated by reference in this prospectus, the applicable prospectus supplement, Aon plc’s Constitution (the “Aon plc Constitution”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of that series of preference shares.

Subject to the Companies Act 2014 of Ireland, as amended, Aon plc’s Constitution, applicable NYSE rules and required shareholder approval from time to time, the board of directors of Aon plc may allot and issue preference shares in one or more classes or series with or without voting rights, or grant rights to subscribe for or otherwise acquire preference shares, up to the amount of the authorized but unissued preference shares in its share capital. Aon plc currently has 50,000,000 authorized but unissued preference shares in its share capital. The Aon plc board of directors does not have a current required authority from its shareholders to allot and issue any such preference shares.

We will include the specific terms of each series of the preference shares of Aon plc being offered in the applicable prospectus supplement.

DESCRIPTION OF CLASS A ORDINARY SHARES OF AON PLC

In this description, references to “holders” mean those who own Class A ordinary shares of Aon plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in Class A ordinary shares of Aon plc registered in “street name” or issued in book-entry form and held through one or more depositaries.

The description of the Class A ordinary shares of Aon plc is incorporated in this prospectus by reference to Exhibit 4.15 to our Annual Report on Form 10-K filed with the SEC on February 13, 2026, including any amendment or report filed for the purposes of updating such description. The Class A ordinary shares of Aon plc are listed on the New York Stock Exchange under the symbol “AON.”

For more information regarding the rights attached to the Class A ordinary shares of Aon plc which may be offered by this prospectus, see the applicable prospectus supplement, the Aon plc Constitution, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any other instrument relating to the Class A ordinary shares of Aon plc filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of the Class A ordinary shares of Aon plc.

Subject to the Companies Act 2014 of Ireland, as amended, Aon plc’s Constitution, applicable NYSE rules and required shareholder approval from time to time, the board of directors of Aon plc may allot and issue Class A ordinary shares, or grant rights to subscribe for or otherwise acquire Class A ordinary shares, up to the amount of the authorized but unissued Class A ordinary shares in Aon plc’s share capital. Aon plc currently has 500,000,000 Class A ordinary shares in its authorized share capital. The Aon plc board of directors has a current authority from Aon plc shareholders, which was granted at the 2026 annual general meeting, to generally allot and issue, or grant rights to subscribe for or otherwise acquire, without regard to statutory pre-emption rights, up to 42,714,712 Class A ordinary shares (representing approximately twenty percent of Aon plc’s issued share capital as of April 10, 2026), with such authority expiring on December 26, 2027, unless renewed, varied or replaced.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS OF AON PLC

Aon plc may issue share purchase contracts, representing contracts obligating holders to purchase from Aon plc, and obligating Aon plc to sell to the holders, a specified number of its Class A ordinary shares at a future date or dates. The price per share and the number of Class A ordinary shares of Aon plc may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the Class A ordinary shares of Aon plc:

•	co-issued debt securities;

•	preference shares of Aon plc; or

•	debt obligations of third parties, including AGH debt securities, Aon Corporation debt securities, ANA debt securities and U.S. Treasury securities.

Subject to applicable law, the share purchase contracts may require Aon plc to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, Aon plc may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

An applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

PLAN OF DISTRIBUTION

Aon plc, AGL, AGH, Aon Corporation or ANA may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers;

•	through agents;

•	any combination of the distribution methods above; or

•	any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, Aon plc, AGL, AGH, Aon Corporation or ANA may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and such applicable prospectus supplement, sell securities covered by this prospectus and such applicable prospectus supplement. If so, the third party may use securities borrowed from Aon plc, AGL, AGH, Aon Corporation, ANA or others to settle such sales and may use such securities to close any related short positions. Aon plc, AGL, AGH, Aon Corporation or ANA may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and such applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or supplements and will include, among other things:

•	the type of and terms of the securities;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in an applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in an applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with Aon plc, AGL, AGH, Aon Corporation or ANA and its compensation will be described in an applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by Aon plc, AGL, AGH, Aon Corporation or ANA, or through agents designated by one of them from time to time. In the case of securities sold directly by Aon plc, AGL, AGH, Aon Corporation or ANA, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by Aon plc, AGL, AGH, Aon Corporation or ANA to such agents, will be set forth in an applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Aon plc, AGL, AGH, Aon Corporation or ANA may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with one or more of Aon plc, AGL, AGH, Aon Corporation or ANA, to indemnification by one or more of Aon plc, AGL, AGH, Aon Corporation or ANA against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in an applicable prospectus supplement, all securities offered by this prospectus, other than the Class A ordinary shares of Aon plc, which are listed on the New York Stock Exchange, will be new issues with no established trading market. Aon plc, AGL, AGH, Aon Corporation or ANA, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in an applicable prospectus supplement, shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities will be passed upon for us as to U.S. law by Sidley Austin LLP, as to Irish law by Matheson LLP and as to English law by Freshfields LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Aon plc appearing in Aon plc’s Annual Report on Form 10-K for the year ended December 31, 2025 and the effectiveness of Aon plc’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$

Aon North America, Inc.

Aon Global Holdings plc

$     % Senior Notes due 2029

$     % Senior Notes due 2031

$     % Senior Notes due 2033

$     % Senior Notes due 2036

$     % Senior Notes due 2038

$     % Senior Notes due 2046

$     % Senior Notes due 2056

with full and unconditional guarantees

as to payment of principal and interest by

Aon plc, Aon Corporation and

Aon Global Limited

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

BofA Securities

HSBC

Morgan Stanley

Wells Fargo Securities

    , 2026